Exhibit 10.32

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is made as of this 19th day of April, 2022, by and among SMARTSTOP OP, L.P., a Delaware limited partnership (“Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders” (together with KeyBank, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”) and KEYBANK NATIONAL ASSOCIATION, as Collateral Agent (the “Collateral Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement set forth below shall have the same meaning herein.

W I T N E S S E T H:

WHEREAS, Borrower, the Agent, the Lenders and the other financial institutions party thereto have entered into a certain Credit Agreement as of March 17, 2021, as amended by that certain First Amendment to Credit Agreement and Omnibus Amendment dated as of October 7, 2021 (collectively, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”); and

WHEREAS, KeyBank, as administrative agent and collateral agent, on behalf of itself and certain lenders, has entered into a certain Intercreditor and Collateral Agency Agreement dated as of [even date herewith], and in connection therewith, (a) KeyBank has agreed to act as Collateral Agent on behalf of (i) the Administrative Agent and the Lenders party to the Credit Agreement, and (ii) the noteholders under the Private Placement Notes Facility, and (b) Borrower has consented to the terms thereof; and

WHEREAS, Borrower, the Agent and the Lenders have agreed to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

Amendment to Credit Agreement. The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Credit Agreement attached hereto as Annex A.

Representations and Warranties.

(a) The Credit Parties hereby represent, warrant and covenant with Agent and Lenders that, as of the date hereof:

(i) the representations and warranties of Borrower and each other Credit Party contained in the Credit Agreement or any other Loan Document are true, correct and complete in all material respects on and as of the date hereof, except to the extent such representations and warranties (i) relate solely to an earlier date (in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date) and (ii) have been modified to reflect events occurring after the date of the Credit Agreement, as the same have been disclosed publicly or in writing to the Agent on or before the date hereof or are permitted or not prohibited under the Loan Documents; and

1

(ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

Conditions to Effectiveness. This Amendment shall not be effective until the date (the “Amendment Effective Date”) on which each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agent on or prior to the date of this Amendment:

(a)	This Amendment shall have been duly executed and delivered by the Credit Parties, the Administrative Agent and the Lenders.

(b)

All action on the part of the Credit Parties necessary for the valid execution, delivery and performance by the Credit Parties of this Amendment shall have been duly and effectively taken. The Lenders shall have received such customary corporate resolutions, certificates and other customary corporate documents as the Agent shall reasonably request.

(c)	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment. Each Credit Party hereby ratifies, confirms and reaffirms all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents to which it is a party, and further acknowledges and agrees that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Amendment. This Amendment constitutes a Loan Document for all purposes under the Credit Agreement.

Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Second Amendment under seal as of the date first written above.

BORROWER:

SMARTSTOP OP, L.P.,
a Delaware limited partnership

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	CEO

[Signatures continued on next page.]

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank, Collateral Agent and as a Lender

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Senior Banker

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

BANK OF MONTREAL,

By:	/s/ Jonas L. Robinson
Name:	Jonas L. Robinson
Title:	Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

CITIBANK, N.A.,

By:	/s/ [illegible]
Name:
Title:

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Ricky Nahal
Name:	Ricky Nahal
Title:	Director

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

CITIZENS BANK, N.A.,

By:	/s/ Brian D. Waldron
Name:	Brian D. Waldron
Title:	Senior Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

PNC BANK NATIONAL ASSOCIATION,

By:	/s/ David C. Drouillard
Name:	David C. Drouillard
Title:	Senior Vice President

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LENDER:

TRUIST BANK,

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

By:	/s/ Klay Schmeisser
Name:	Klay Schmeisser
Title:	Senior Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

NATIONAL BANK OF CANADA,

By:	/s/ Patricia Croft
Name:	Patricia Croft
Title:	Director

By:	/s/ David Torrey
Name:	David Torrey
Title:	Managing Director

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

RAYMOND JAMES BANK,

By:	/s/ Robert Rhodin
Name:	Robert Rhodin
Title:	Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

THE HUNTINGTON NATIONAL BANK,

By:	/s/ Rebecca Stirnkorb
Name:	Rebecca Stirnkorb
Title:	Assistant Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

PEOPLE’S UNITED BANK, N.A.,

By:	/s/ David R. Jablonowski
Name:	David R. Jablonowski
Title:	Senior Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Michael Diemer
Name:	Michael Diemer
Title:	Senior Vice President

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[Signature Page to Second Amendment to Credit Agreement]

LENDER:

REGIONS BANK,

By:	/s/ Christopher D. Daniels
Name:	Christopher D. Daniels
Title:	Senior Vice President

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[Signature Page to Second Amendment to Credit Agreement]

GUARANTOR CONFIRMATION

The undersigned hereby acknowledge and agree to the foregoing Second Amendment to Credit Agreement and acknowledge and agree that they remain obligated for the various obligations and liabilities, as applicable, set forth in that certain Guaranty (the “Guaranty”) dated March 17, 2021, executed by each of the undersigned in favor of the Agent, which Guaranty remains in full force and effect.

GUARANTOR:

SMARTSTOP SELF STORAGE REIT, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	CEO

[Guarantor Confirmation Signature Page to Second Amendment to Credit Agreement]

SSGT 3850 AIRPORT RD, LLC,
SSGT 500 LAREDO ST, LLC,
SSGT 1500 E. BASELINE RD, LLC,
SSGT 3175 SWEETEN CREEK RD, LLC,
SSGT 1600 BUSSE RD, LLC,
SSGT 12321 WESTERN AVE, LLC,
SSGT 197 DEAVERVIEW RD, LLC,
SSGT 75 HIGHLAND CENTER BLVD, LLC,
SSGT 1027 N WASHINGTON BLVD, LLC,
SSGT 701 WANDO PARK BLVD, LLC,
SSGT 18804 PINES BLVD, LLC,
SSGT 9811 PROGRESS BLVD, LLC,
SSGT 2380 FENTON ST, LLC,
SSGT 2280 N CUSTER RD, LLC,
SSGT 6888 N HUALAPAI WAY, LLC,
SSGT 2841 E. RIGGS RD, LLC,
SST II 150 AIRPORT BLVD, LLC,
SST II 120 CENTREWEST CT, LLC,
SST II 5012 NEW BERN AVE, LLC,
SST II 1401 ENTERPRISE ST, LLC,
SST II 1900 BELLBROOK AVE, LLC,
SST II 700 RUSSELL RD, LLC, each a Delaware limited liability company

By: SmartStop Self Storage REIT, Inc., a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	CEO

[Signatures Continue on the Following Page]

[Guarantor Confirmation Signature Page to Second Amendment to Credit Agreement]

SST II 21 KINGS CHAPEL DR, LLC,
SST II 1325 BENDEN WAY, LLC,
SST II 1840 VICTORIA ST, LLC,
SST II 1880 WILLIAMSBURG PIKE, LLC,
SST II 4950 WESTERN AVE, LLC,
SST II 660 GARDEN HWY, LLC,
SST II 525 SW SOUTH MACEDO BLVD, LLC,
SST II 1341 S STATE RD 7, LLC,
SST II 10451 NW 33RD ST, LLC,
SST II 7755 PRESERVE LN, LLC,
SST II ROSSVILLE BLVD, LLC,
SST II 1597 MARKET ST, LLC,
SST II 5200 COLISEUM WAY, LLC,
SST II 6950 S GARTRELL RD, LLC,
SSGT 4349 S JONES BLVD, LLC,
SSGT 4866 E RUSSELL RD, LLC,
SSGT 7211 ARLINGTON AVE, LLC,
SSGT 7760 LORRAINE AVE, LLC,
SSGT 1111 W GLADSTONE ST, LLC,
SSGT 1302 MARQUETTE DR, LLC,
SSGT 1001 TOLLGATE RD, LLC,
SSGT 8239 BROADWAY ST, LLC,
SSGT 1671 NORTHPARK DR, LLC,
SSTI CENTENNIAL, LLC,
SSTI GRANITE PICKERING, LLC,
SSTI BREWSTER BRAMPTON, LLC,
SSTI MAVIS MISSISSAUGA, LLC,
SSTI DUFFERIN TORONTO, LLC,
SST II 4491 MAINWAY, LLC,
SST II 480 SOUTH SERVICE RD, LLC,
SST II 2055 CORNWALL RD, LLC, each a Delaware limited liability company

By: SmartStop Self Storage REIT, Inc., a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title:	CEO

[Signatures Continue on the Following Page]

[Guarantor Confirmation Signature Page to Second Amendment to Credit Agreement]

SST II 1207 APPLEBY LINE, LLC,
SST II 530 MARTIN ST, LLC,
SSGT 69 TORBARRIE RD, LLC,
SSGT 365 FRUITLAND RD, LLC,
SST IV 275 GOODLETTE-FRANK RD, LLC,
SST IV 3101 TEXAS AVE S, LLC,
SST IV 3750 FM 1488, LLC,
SST IV 27236 US HWY 290, LLC,
SST IV 20535 W LAKE HOUSTON PKWY, LLC,
SST IV 7474 GOSLING RD, LLC,
SST IV 856-882 FRELINGHUYSEN AVE, LLC,
SST IV 8415 QUEENSTON BLVD, LLC,
SST IV 23316 REDMOND FALL CITY RD NE, LLC,
SST IV 7307 UNIVERSITY CITY BLVD, LLC,
SST IV 2307 HYDRAULIC RD, LLC,
SST IV 23250 WESTHEIMER PKWY, LLC,
SST II 12750 W ALAMEDA PKWY, LLC,
SST II 1910 E ALGONQUIN RD, LLC, each a Delaware limited liability company

By: SmartStop Self Storage REIT, Inc., a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title:	CEO

[Guarantor Confirmation Signature Page to Second Amendment to Credit Agreement]

ANNEX A

See attached.

CONFORMED COPY AS AMENDED BY FIRST AMENDMENT TO CREDIT AGREEMENT

AND OMNIBUS AMENDMENT DATED AS OF OCTOBER 7, 2021 AND SECOND

AMENDMENT TO CREDIT AGREEMENT DATED AS OF APRIL 19, 2022

CREDIT AGREEMENT

dated as of

March 17, 2021

among

SMARTSTOP OP, L.P., a Delaware limited partnership,

as Borrower

and

The Lenders Party Hereto

and

KEYBANK, NATIONAL ASSOCIATION,

as Administrative Agent

KEYBANK, NATIONAL ASSOCIATION,

as Collateral Agent

KEYBANC CAPITAL MARKETS, INC., WELLS FARGO SECURITIES, CITIBANK, N.A.,

AND BMO CAPITAL MARKETS CORP

as Joint Book Runners and Joint Lead Arrangers

WELLS FARGO BANK, N.A., CITIBANK, N.A. AND BANK OF MONTREAL

As Syndication Agents

TRUIST BANK, PNC BANK, NATIONAL ASSOCIATION~~, BARCLAYS BANK, PLC~~ AND

CITIZENS BANK, N.A.

As Documentation Agents

TABLE OF CONTENTS

ARTICLE I Definitions	1

Section 1.01 Defined Terms	1
Section 1.02 Classification of Loans and Borrowings	~~36~~44
Section 1.03 Terms Generally	~~36~~44
Section 1.04 Accounting Terms; GAAP	~~37~~44
Section 1.05 Exchange Rates; Currency Equivalents	~~37~~45
Section 1.06 ~~Rate Quotations~~Rates	~~38~~45

ARTICLE II The Loans	~~38~~47

Section 2.01 Commitment to Lend	~~38~~47
Section 2.02 Loans and Borrowings	~~39~~48
Section 2.03 Requests for Borrowings	~~40~~49
Section 2.04 Swingline	~~40~~50
Section 2.05 Letters of Credit	~~42~~51
Section 2.06 Funding of Borrowings	~~47~~57
Section 2.07 Interest Elections	~~48~~57
Section 2.08 Termination, Reduction and Increase of Commitments	~~49~~59
Section 2.09 Repayment of Loans; Evidence of Debt	~~52~~61
Section 2.10 Prepayment of Loans	~~53~~62
Section 2.11 Fees	~~54~~63
Section 2.12 Interest	~~55~~65
Section 2.13 ~~Alternate Rate of Interest~~Temporary Inability to Determine Rates	~~57~~67
Section 2.14 Increased Costs~~;~~, Illegality, etc	~~58~~68
Section 2.15 ~~Break Funding Payments~~Breakage Compensation	~~60~~72
Section 2.16 Taxes	~~60~~72
Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~64~~77
Section 2.18 Defaulting Lenders	~~67~~79
Section 2.19 Mitigation Obligations; Replacement of Lenders	~~69~~82
Section 2.20 Acknowledgement and Consent to Bail-In of Financial Institutions	~~70~~82
Section 2.21 Extension	~~70~~83
Section 2.22 Permanent Inability to Determine Rate; Benchmark Replacement ~~Setting~~	~~72~~84

ARTICLE III Representations and Warranties	~~78~~91

Section 3.01 Organization; Powers	~~79~~91
Section 3.02 Authorization; Enforceability	~~79~~92
Section 3.03 Governmental Approvals; No Conflicts	~~79~~92
Section 3.04 Financial Condition; No Material Adverse Change	~~79~~92
Section 3.05 Properties	~~80~~92
Section 3.06 Intellectual Property	~~81~~94
Section 3.07 Litigation and Environmental Matters	~~81~~94
Section 3.08 Compliance with Laws and Agreements	~~83~~96
Section 3.09 Investment and Holding Company Status	~~83~~96
Section 3.10 Taxes	~~83~~96

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Section 3.11 ERISA	~~84~~96
Section 3.12 Disclosure	~~84~~97
Section 3.13 RESERVED	~~84~~97
Section 3.14 Margin Regulations	~~84~~97
Section 3.15 Subsidiaries; REIT Qualification	~~84~~97
Section 3.16 Solvency	~~85~~97
Section 3.17 OFAC; Anti-Corruption Laws; PATRIOT Act	~~85~~97
Section 3.18 Beneficial Ownership Certification	~~85~~98

ARTICLE IV Conditions	~~85~~98

Section 4.01 Effective Date	~~85~~98
Section 4.02 Each Credit Event	~~87~~100

ARTICLE V Affirmative Covenants	~~88~~101

Section 5.01 Financial Statements; Ratings Change and Other Information	~~88~~101
Section 5.02 Financial Tests	~~89~~102
Section 5.03 Notices of Material Events	~~90~~103
Section 5.04 Existence; Conduct of Business	~~91~~104
Section 5.05 Payment of Obligations	~~91~~104
Section 5.06 Maintenance of Properties; Insurance	~~91~~104
Section 5.07 Books and Records; Inspection Rights	~~92~~105
Section 5.08 Compliance with Laws	~~93~~106
Section 5.09 Use of Proceeds	~~93~~106
Section 5.10 Fiscal Year	~~93~~106
Section 5.11 Environmental Matters	~~93~~106
Section 5.12 Pool Property Covenants	~~94~~107
Section 5.13 Property Pool	~~95~~108
Section 5.14 Further Assurances	~~99~~112
Section 5.15 Parent Covenants	~~99~~112
Section 5.16 OFAC	~~99~~112
Section 5.17 Qualified ECP Party	~~99~~113
Section 5.18 Eligible Ground Leases	~~99~~113
Section 5.19 Ownership Interests	~~100~~113
Section 5.20 Security Interest Termination	~~100~~113
Section 5.21 Beneficial Ownership	~~100~~113
Section 5.22 Private Placement Notes Facility	113

ARTICLE VI Negative Covenants	~~100~~113

Section 6.01 Liens	~~100~~114
Section 6.02 Fundamental Changes	~~101~~114
Section 6.03 Investments, Loans, Advances and Acquisitions	~~101~~115
Section 6.04 Hedging Agreements	~~102~~116
Section 6.05 Restricted Payments	~~102~~116
Section 6.06 Transactions with Affiliates	~~103~~117
Section 6.07 Parent Negative Covenants	~~103~~117
Section 6.08 Restrictive Agreements	~~103~~117
Section 6.09 Indebtedness	~~104~~117

ARTICLE VII Events of Default	~~104~~118

ARTICLE VIII The Administrative Agent	~~108~~122

ARTICLE IX Miscellaneous	~~111~~125

Section 9.01 Notices	~~111~~125
Section 9.02 Waivers; Amendments	~~113~~127
Section 9.03 Expenses; Indemnity; Damage Waiver	~~115~~129
Section 9.04 Successors and Assigns	~~116~~130
Section 9.05 Survival	~~120~~134
Section 9.06 Counterparts; Integration; Effectiveness; Joint and Several	~~120~~134
Section 9.07 Severability	~~122~~136
Section 9.08 Right of Setoff	~~122~~136
Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process	~~122~~136
Section 9.10 WAIVER OF JURY TRIAL	~~123~~137
Section 9.11 Headings	~~123~~137
Section 9.12 Confidentiality	~~123~~137
Section 9.13 Interest Rate Limitation	~~124~~138
Section 9.14 USA PATRIOT Act	~~124~~138
Section 9.15 Fiduciary Duty/No Conflicts	~~124~~139
Section 9.16 ERISA Representations	~~125~~139
Section 9.17 Acknowledgement Regarding Any Supported QFCs	~~126~~140
Section 9.18 Erroneous Payments	141

SCHEDULES:

Schedule 2.01	— Commitments
Schedule 3.05(e)	— Earthquake or Seismic Area
Schedule 3.07	— Litigation Disclosure
Schedule 3.15	— Subsidiaries
Schedule 5.12	— Pool Properties
Schedule PI	— Permitted Investments

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B	— Form of Compliance Certificate
Exhibit C	— Form of Guaranty
Exhibit D-1	— Form of Revolving Note
Exhibit D-2	— Form of Term Note
Exhibit D-3	— Form of Swingline Note
Exhibit E	— Form of Borrowing Request/Interest Rate Election
Exhibit F	— Joinder Agreement
Exhibit G	— Form of Letter of Credit Request
Exhibit H	— Form of Borrowing Base Certificate
Exhibit I-1 to I-4	— Tax Compliance Forms
Exhibit J	— Intercreditor and Collateral Agency Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of the 17th day of March, 2021, and among SMARTSTOP OP, L.P., a Delaware limited partnership (“Borrower”), the Lenders (as defined herein) ~~and~~, KeyBank as Administrative Agent (as defined herein) and KeyBank, as Collateral Agent (as defined herein).

W I T N E S S E T H

WHEREAS, the Borrower has requested and, on the terms and conditions contained herein, the Administrative Agent and the Lenders desire to make available to the Borrower certain term loan and revolving credit facilities on the terms and conditions contained herein in order to refinance the indebtedness under the Existing Secured Debt;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2021 Merger” means the contemplated merger by and among the Parent, SST IV Merger Sub, LLC, and Strategic Storage Trust IV, Inc., as described on the Form 8-K filed by the Parent with the Securities and Exchange Commission on November 12, 2020.

“2021 Merger Agreement” means the Agreement and Plan of Merger, dated as of November 10, 2020, by and among the Parent, SST IV Merger Sub, LLC and Strategic Storage Trust IV, Inc., as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time in accordance with this Agreement.

“2021 Merger Documents” means the 2021 Merger Agreement and all other agreements and documents relating to the 2021 Merger.

~~“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.~~

“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Adjusted EBITDA” means, for a given testing period, EBITDA less the Capital Expenditure Reserve.

“Adjusted ~~LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~

~~“Adjusted~~ NOI” means Net Operating Income from the Pool.

“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Administrative Agent” means KeyBank, National Association, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

~~“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, or (c) unless the LIBO Rate is otherwise unavailable pursuant to the terms hereof, the LIBO Rate for an Interest Period of one (1) month plus 100 basis points (1.00%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be. Notwithstanding the foregoing, in no event shall the Alternative Base Rate be less than zero percent (0%).~~

“Alternative Currency” means Canadian Dollars.

“Anti-Corruption Laws” means all Legal Requirements of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977 and the Canadian Sanction Laws.

“Anti-Money Laundering Laws” means all Legal Requirements related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable ~~Percentage~~Lending Office” means, with respect to ~~any~~each Lender, the ~~percentage of the Total Commitments represented~~office designated by such Lender~~’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments~~ to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Loans.

“Applicable Rate” means, from time to time, with respect to a particular Class and Type of Loans, (a), subject to clause (b) below, the percentage rate set forth in the immediately following table corresponding to the Consolidated Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 5.01(c). Any adjustment to the Applicable Rate shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers (or is required hereby to deliver) to the Administrative Agent the applicable Compliance Certificate pursuant to Section 5.01(c) (with the Compliance Certificate for the most recently ended reporting period delivered during a subject quarter taking precedence over a Compliance Certificate for a prior reporting period delivered during the same quarter). If the Borrower fails to deliver a Compliance Certificate pursuant to Section 5.01(c), the Applicable Rate shall equal the percentages corresponding to Level ~~6~~5 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Rate for Loans as provided above, the Applicable Rate shall be Level 3:

Level	Consolidated Leverage Ratio	Applicable Rate for Revolving Loans that are ~~Eurodollar~~SOFR Loans or CDOR Loans	Applicable Rate for Revolving Loans that are ~~Alternate~~ Base Rate Loans	Applicable Rate for Term Loans that are ~~Eurodollar~~SOFR Loans or CDOR Loans	Applicable Rate for Term Loans that are ~~Alternate~~ Base Rate Loans
1	Less than or equal to 40%	1.65%	0.65%	1.60%	0.60%
2	Greater than 40% but less than or equal to 45%	1.85%	0.85%	1.80%	0.80%
3	Greater than 45% but less than or equal to 50%	2.00%	1.00%	1.95%	0.95%
4	Greater than 50% but less than or equal to 55%	2.15%	1.15%	2.10%	1.10%
5	Greater than 55% but less than or equal to 60%	2.30%	1.30%	2.25%	1.25%

(b) Following a Security Interest Termination Event, and provided that no Default or Event of Default is then occurring, at Borrower’s irrevocable election, the Applicable Rate shall thereafter at all times be determined based on the applicable rate per annum set forth in the below table corresponding to the Consolidated Capitalization Rate Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 5.01(c). Any adjustment to the Applicable Rate shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers (or is required hereby to deliver) to the Administrative Agent the applicable Compliance Certificate pursuant to Section 5.01(c) (with the Compliance Certificate for the most recently ended reporting period delivered during a subject quarter taking precedence over a Compliance Certificate for a prior reporting period delivered during the same quarter). If the Borrower fails to deliver a Compliance Certificate pursuant to Section 5.01(c), the Applicable Rate shall equal the percentages corresponding to Level 6 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered.

Level	Consolidated Capitalization Rate Leverage Ratio	Applicable Rate for Revolving Loans that are ~~Eurodollar~~SOFR Loans or CDOR Loans	Applicable Rate for Revolving Loans that are ~~Alternate~~ Base Rate Loans	Applicable Rate for Term Loans that are ~~Eurodollar~~SOFR Loans or CDOR Loans	Applicable Rate for Term Loans that are ~~Alternate~~ Base Rate Loans
1	Less than or equal to 40%	1.40%	0.40%	1.35%	0.35%
2	Greater than 40% but less than or equal to 45%	1.60%	0.60%	1.55%	0.55%
3	Greater than 45% but less than or equal to 50%	1.75%	0.75%	1.70%	0.70%
4	Greater than 50% but less than or equal to 55%	1.90%	0.90%	1.85%	0.85%
5	Greater than 55% but less than or equal to 60%	2.05%	1.05%	2.00%	1.00%
6	Greater than 60%	2.25%	1.25%	2.20%	1.20%

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(~~f~~h).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable Value” means (a) prior to a Security Interest Termination Event, the Total Asset Value, and (b) after a Security Interest Termination Event, the Capitalization Rate Total Asset Value.

“Appraisal” (whether one or more) means a written appraisal of the Pool Properties prepared by as an MAI compliant appraisal, or Robert A. Stanger or Duff & Phelps valuation, in each case satisfactory to the Administrative Agent. Each Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance satisfactory to the Administrative Agent.

“Appraised Value” means the “as is” value of Real Property, as set forth in the most recent Appraisal for such Real Property.

“Approved Fund” has the meaning set forth in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d).

“Availability Period” means the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of substantially all of its property; or (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for substantially all of its property or make any general assignment for the benefit of creditors; or (iv) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Legal Requirement, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Legal Requirement or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (vi) such Person shall admit in writing an inability to pay its debts generally as they become due.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) the rate of interest in effect for such day as established from time to time by the Administrative Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (iii) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (iv) 1.00% per annum. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, (b) any Term SOFR Loan, Term SOFR, and (c) any CDOR Loan, the CDOR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent in good faith as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent in good faith giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22.

“Beneficial Ownership Certification”. A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”. 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, SmartStop OP, L.P., a Delaware limited partnership.

“Borrower Materials” has the meaning set forth in Section 9.01.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans and CDOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base Availability” means, as adjusted from time to time pursuant to the terms hereof, the following: the lesser of (a) a Loan amount outstanding such that the Pool Leverage Ratio would not exceed sixty percent (60%); or (b) a Loan amount outstanding which would provide (i) prior to the occurrence of a Security Interest Termination Event, a Pool DSCR greater than or equal to (A) from the date hereof until March 31, 2022, 1.25:1.00, and (B) from and after April 1, 2022, 1.30:1.00, and (ii) from and after the occurrence of a Security Interest Termination Event, an Unsecured Interest Coverage Ratio of no less than 2.00:1.00. In each case, the foregoing ratios shall be calculated on a pro forma basis to give effect to any acquisitions, dispositions and (when calculating the Unsecured Interest Coverage Ratio) the amount of incremental other Unsecured Debt incurred after the date of the financial statements with respect to the most recently delivered Compliance Certificate pursuant to Section 5.01(c) and any acquisitions to be made with the proceeds of any new borrowing under the Loans.

“Borrowing Base Certificate” has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit H.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means (i) any day ~~that is not a~~other than Saturday, Sunday or any other day on which commercial banks in ~~Boston, Massachusetts~~Cleveland, Ohio or New York, New York are authorized or required by law to ~~remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, and further~~close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day; provided that if such date relates to any Loan denominated in an Alternative Currency, means any such day on which dealings in Canadian Dollar bankers acceptances are conducted by Canadian Schedule I (Bank Act) banks in the secondary market for bankers acceptances in Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the one month CDOR Rate plus 1% per annum; provided, that if any the above rates shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.

“Canadian Sanction Laws” means the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada) and other similar Canadian laws imposing sanctions, each as amended.

“Capital Expenditure Reserve” means, on an annual basis, an amount equal to $0.15 per square foot for each Real Property owned by Borrower, a Subsidiary Guarantor or the Parent (or a Subsidiary thereof).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. All obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the Loan Documents (whether or not such obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements of such Person.

“Capitalization Rate Total Aggregate Asset Value” means, as of any date of determination, the sum of (without duplication) (a) Net Operating Income from all of Borrower’s, the Parent’s and their Subsidiaries’ Real Property that has been owned by such Person for twelve (12) months or more, divided by six and three-quarters percent (6.75%), plus (ii) for all of Borrower’s, the Parent’s and their Subsidiaries’ Real Property that has been owned by such Person for less than twelve (12) months, for Real Property that is under development or redevelopment or is undeveloped land, undepreciated cost basis, plus (iii) for all mortgage notes held by Borrower, the Parent and their Subsidiaries, the lesser of cost basis or carrying value, plus (iv) all of Borrower’s, the Parent’s and their Subsidiaries’ cash and cash equivalents, excluding tenant security and other restricted deposits. For any non-wholly owned Real Properties, Capitalization Rate Total Aggregate Asset Value shall be adjusted for the Borrower’s and Subsidiaries’ Equity Percentage of such Real Properties.

“Capitalization Rate Total Asset Value” means, as of any date of determination, the Capitalization Rate Total Aggregate Asset Value minus the Excess Amount.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada, as applicable), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or the laws of Canada or any province or territory thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.

“CD$” or “Canadian Dollars” means lawful money of Canada.

“CDOR Borrowing” means a Borrowing comprised of CDOR Loans.

“CDOR Loan” means each Loan bearing interest at a rate based upon the CDOR Rate.

“CDOR Rate” means, with respect to any ~~Eurodollar~~ Loan denominated in the Alternative Currency for any Interest Period, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), which is the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period. If such rate does not appear on the Reuters screen page as provided in the preceding sentence, the CDOR Rate on any day shall be the discount rate for the applicable term quoted by Royal Bank of Canada, as of 10:00 a.m. (Toronto time) on such Rate Determination Date. Notwithstanding the foregoing, in no event shall the CDOR Rate be less than zero percent (0%).

“Change in Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period (the “Incumbent Board”), (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that any individual who becomes a member of the board of directors subsequent to the date of this Agreement whose election, or nomination for election by the Parent stockholders, was approved by a vote of at least a majority of those individuals who are members of the board of directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; or

(c) Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of Borrower; or

(d) Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Property Party (other than any minority preferred equity interests owned in any Property Party on terms and conditions satisfactory to all of the Lenders in their sole and absolute discretion) free and clear of any Liens (other than Liens in favor of Administrative Agent).

Notwithstanding the forgoing, in no event shall a Qualified Reverse Merger be deemed to have caused a Change of Control, provided Parent, the Borrower or the applicable surviving entity(ies) in such Qualified Reverse Merger continue to satisfy the requirements of clauses (c) and (d) above.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Without limiting the foregoing, Change in Law shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203, 12 U.S.C. §5301 et seq., enacted July 21, 2010, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, as well as all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan (including a Swingline Loan) or a Term Loan and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, or intended so to be, which Collateral shall secure the Obligations and the Hedging Obligations on a pari passu basis.

“Collateral Agent” means KeyBank, in its capacity as collateral agent for itself and the other Lenders hereunder and as collateral agent for the noteholders under the Private Placement Note Facility, in each instance subject to the terms of the Intercreditor Agreement, together with any successor Collateral Agent appointed pursuant to the Intercreditor Agreement.

“Commitment” means, with respect to each Lender, the aggregate amount of such Lender’s Revolving Commitment and/or Term Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Leverage Ratio” shall mean, as of any date of calculation, the ratio (expressed as a percentage) of (a) the sum of (without duplication) the Parent’s and its Subsidiaries Indebtedness to (b) Total Asset Value, in each case, as of such date.

“Consolidated Capitalization Rate Leverage Ratio” shall mean, as of any date of calculation, the ratio (expressed as a percentage) of (a) the sum of (without duplication) the Parent’s and its Subsidiaries Indebtedness to (b) Capitalization Rate Total Asset Value, in each case, as of such date.

“Consolidated Capitalization Rate Leverage Ratio Acquisition Increase” has the meaning set forth in Section 5.02(b) hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Funds from Operations” means for a given period, Parent’s net income (or loss) determined on a consolidated basis in accordance with GAAP (unless otherwise indicated herein) for such period, excluding gains or losses from extraordinary items, gains or losses from extinguishment of debt or redemption of preferred equity, impairment, and other non-cash charges (such as stock compensation expense or non-cash FX income statement adjustments),, acquisition fees and related expenses, plus real estate depreciation and amortization. Core Funds from Operations will be adjusted for (i) unconsolidated entities to reflect funds from operations on the same basis, (ii) the impact of straight-lining of rents, (iii) the amortization of intangibles associated with the amortization of above or below market rents, pursuant to ASC 805 (formerly FASB 141) and calculation of interest expense in accordance with FBS APB 14-1.

“Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Revolving Loans, (ii) the outstanding principal amount of such Lender’s Term Loans, (iii) such Lender’s LC Exposure (without duplication of clause (i) above), and (iv) such Lender’s Swingline Exposure (without duplication of clause (i) above).

“Credit Party” means each Borrower, Guarantor and each Subsidiary Guarantor.

“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.

“Debt to Total Asset Value Acquisition Increase” has the meaning set forth in Section 5.02(e) hereof.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.12(c) hereof.

“Defaulting Lender” means any Lender that: (a) has failed to perform any of its funding obligations hereunder, including in respect of its Commitment and participations in Letters of Credit or Swingline Loans, within two (2) Business Days of the date required to be funded by it hereunder (unless such failure relates to such Lender’s s good faith determination that a condition precedent (which condition precedent, together with any applicable Default, shall be specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied; (b) has notified the Borrower, the Issuing Bank, or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund a Loan and indicates that such position is based on such Lender’s good faith determination that a condition precedent (which condition precedent, together with any applicable Default, shall be specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied) or under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after written request by the Administrative Agent or a Borrower (and the Administrative Agent has received a copy of such request), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; (iii) in the good faith determination of the Administrative Agent, taken any material action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Designated Jurisdiction” means any country, region, or territory to the extent that such country, region, or territory itself, or its government, is the subject or target of any Sanction.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus (c) to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales or payment of Indebtedness, and plus or minus (d) non-cash adjustments (such as foreign currency adjustments, non-cash stock compensation and the like), in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) for any non-wholly owned Real Properties, the Borrower’s and Subsidiaries’ Equity Percentage of EBITDA for such Real Properties.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Ground Lease” means at any time, a ground lease (i) under which a Property Party is the lessee or holds equivalent rights and is the fee owner of, or has a valid lease in, all existing improvements located thereon; (ii) that has a remaining term of not less than thirty (30) years (including the initial term and any additional extension options that are solely at the option of the applicable Property Party); (iii) under which any required rental payment, principal or interest payment or other payment due under such lease from the applicable Property Party to the ground lessor is not past due; (iv) where no party to such lease is subject to a then continuing Bankruptcy Event (unless such ground lease has been assumed by such party); (v) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of a first mortgage lender to the ground lessee thereunder; and (vi) where the applicable Property Party’s interest in the underlying Real Property or the ground lease is not subject to any Lien other than (a) the Eligible Ground Lease itself, (b) any fee mortgage (if such fee mortgagee has agreed not to disturb the rights and interests of the applicable Property Party pursuant to a customary non-disturbance agreement), (c) any Permitted Encumbrances, and (d) other encumbrances reasonably acceptable to the Administrative Agent, in its discretion.

“Environmental Assessment” shall mean a written assessment and report approved by the Administrative Agent as to the status of any Pool Properties regarding compliance with any Legal Requirements related to environmental matters and accompanied by a reliance letter satisfactory to the Administrative Agent. Each Environmental Assessment must comply with all Legal Requirements.

“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Property Parties or any of their Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Property Parties or any of their Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Property Parties or any of their Subsidiaries.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive

Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law.

“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means the issuance and sale after the Effective Date by the Parent or the Borrower of any equity securities of the Parent or the Borrower to any Person who is not the Parent or one of its Subsidiaries, including, without limitation, pursuant to the exercise of options or warrants or pursuant to the conversion of any debt securities to equity, but excluding the conversion of any A-2 Equity Interests to A-1 Equity Interests or Series A Preferred Stock to common stock.

“Equity Percentage” means the aggregate ownership percentage of the Parent, or its Subsidiary, in each non-wholly owned Subsidiary, Affiliate or other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest, which shall be calculated as the Parent’s or such Subsidiary’s nominal capital ownership interest in the non-wholly owned Subsidiary, Affiliate or other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest, as set forth in such non-wholly owned Subsidiary’s, Affiliate’s or other Persons’ organizational documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.18(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.18(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.18(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Loan” (a) when used in reference to any Loan or Borrowing denominated in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, and (b) with respect to any Loan or Borrowing denominated in an Alternative Currency, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate. All Loans denominated in an Alternative Currency must be Eurodollar Loans.~~

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Amount” means the amount by which the Total Aggregate Asset Value or the Capitalization Rate Total Aggregate Asset Value, as applicable, attributable to the Parent’s or Borrower’s Restricted Investments exceeds the percentage of Total Aggregate Asset Value or the Capitalization Rate Total Aggregate Asset Value that the Parent and the Borrower are permitted to hold, either individually or in the aggregate, with respect to such Restricted Investments, or any of them, pursuant to Section 6.03.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Legal Requirements in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b) as a result of costs sought to be reimbursed pursuant to Section 2.16 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16 and (d) any withholding Taxes imposed under FATCA.

“Existing Secured Debt” means the mortgage and mezzanine loans being repaid in full with the proceeds of the Loans on the date hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement between Borrower and the Administrative Agent.

“Financial Officer” means the chief financial officer or the chief accounting officer of the Parent.

“Financing Statements” means all such Uniform Commercial Code financing statements as the Administrative Agent and/or the Collateral Agent shall reasonably require, duly authorized by the Borrower and/or Parent to give notice of and to perfect or continue perfection of the ~~Lenders~~Collateral Agent’s security interest in all Collateral.

“First Amendment” means that certain First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents, dated as of October 7, 2021, by and among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means October 7, 2021.

“Fixed Charge Coverage Ratio” shall mean, tested on quarterly results for each calendar quarter, the ratio of (a) Adjusted EBITDA; to (b) all of the regularly scheduled principal due and payable and regularly scheduled principal paid on the Indebtedness (other than amounts paid in connection with balloon maturities, loan balancing and curtailment payments and other non-scheduled principal payments) and including the Equity Percentage for such amounts for Parent’s or Borrower’s non-wholly owned Subsidiaries, Affiliates and other Persons (other than a Person whose stock is traded on a national trading exchange) in whom Parent or Borrower holds a voting equity or ownership interest, plus all Interest Expense (excluding any non-scheduled interest payment made in connection with the retirement or redemption of any preferred stock), plus the aggregate of all cash dividends accrued on any preferred stock (excluding any dividends paid to retire or redeem any preferred stock).

“Floor” means a rate of interest equal to zero percent (0.00%) per annum.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means the Parent, and any other Person who from time to time becomes a Subsidiary Guarantor as required by Section 5.13, and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.

“Guaranty” means a guaranty substantially in the form of Exhibit C attached hereto, including, without limitation any such guaranty executed by a Subsidiary Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Obligations” with respect to the Parent, any Borrower or any Subsidiary of the Parent, any obligations arising under any Hedging Agreement entered into with a Person that is the Administrative Agent, any Lender or an Affiliate of any Lender at the time such hedging Agreement is executed.

~~“Impacted Interest Period” has the meaning ascribed to it in the definition of LIBO Rate.~~

“Implied Debt Service” means as of any date of determination, an amount equal to the hypothetical annual principal and interest payments sufficient to amortize the then-current aggregate ~~Credit Exposure of the Lenders~~Reference Debt in full during a thirty (30) year amortization period with an interest rate equal to the greater of (i) 6.00% or (ii) the then-current 10-year US Treasury Rate plus 250 basis points.

“Increase Effective Date” has the meaning assigned to such term in Section 2.08(d).

“Incremental Conditions” means an incremental term loan which:

(a) does not have a final maturity date earlier than the existing Term Loan Maturity Date;

(b) does not have a weighted average life to maturity shorter than the weighted average life to maturity of all existing Term Loans;

(c) ranks pari passu with the existing Obligations in right of payment and security;

(d) is not secured by any additional collateral or guaranteed by any additional guarantors than the existing Term Loans;

(e) participates pro rata or less (but not greater) than pro rata with the existing Term Loans in any mandatory prepayments; and

(f) has covenants and Events of Default identical to or not materially more restrictive to the Borrower than those in this Agreement, except to the extent such terms apply only after the latest maturity date of any of the existing Term Loans.

“Indebtedness” means, for any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others (other than non-recourse carveout guarantees until such time as a claim has been filed for breach thereof); (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated herein, and including (without duplication) the Equity Percentage of Indebtedness for the Parent’s non-wholly owned Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement (as amended, amended and restated, waived, supplemented or otherwise modified from time to time) entered into with respect to the Private Placement Notes Facility between KeyBank, as Administrative Agent hereunder, KeyBank, as Collateral Agent, and the noteholders under the Private Placement Note Documents, substantially in the form of Exhibit J.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean all paid, accrued or capitalized interest expense on the such Person’s Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Parent’s non-wholly owned Subsidiaries.

~~“Interest Payment Date” means the first Business Day of each calendar month.~~

“Interest Payment Date” means (a) with respect to any Base Rate Loan (excluding a Swingline Loan) or any Daily Simple SOFR Loan, the first day of each calendar month, (b) with respect to any Term SOFR Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Loan or CDOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swing Loan, the day that such Loan is required to be repaid.

~~“Interest Period” means with respect to any Eurodollar Loan, initially the period commencing on the date of such Borrowing and ending on (but excluding) the first Business Day of the next calendar month, and thereafter the one, two or three month period commencing on (and including) the first Business Day of said next calendar month and ending on (and excluding) the first Business Day in the calendar month that is one, two or three months thereafter. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent~~“Interest Period” means, with respect to each Term SOFR Borrowing or CDOR Borrowing, a period of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of a SOFR Loan or CDOR Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a conversion or continuation ~~of such Borrowing.~~shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan or CDOR Loan may be selected that would end after the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of SOFR Loans or CDOR Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Rate for the shortest period for which that LIBO Rate is available that exceeds the Impacted Interest Period, in each case, at such time~~

“Issuing Bank” means KeyBank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“KeyBank” means KeyBank, National Association, in its individual capacity.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Loan Applicable Percentage of the total LC Exposure at such time.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender Joinder Agreement” has the meaning assigned to such term in Section 2.08(d).

“Lenders” means the Persons listed on Section 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lender” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Request” means a written request in the form of Exhibit G hereto.

~~“LIBO Rate” means, subject to Section 2.22, with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Administrative Agent, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.~~

“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans.

“Liquidity” means the sum of unencumbered and unrestricted (a) cash, (b) Cash Equivalents, and (c) undrawn Revolving Loan borrowing capacity under the Maximum Loan Available Amount.

“Loan” means each loan made by the Lenders to the Borrower pursuant to this Agreement and “Loans” means all loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, each Letter of Credit, the Guaranty, the Pledge Agreement, the Financing Statements, the Fee Letter, all Hedging Agreements entered into with the Administrative Agent, the Collateral Agent or any Lender in connection with the Loans, and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.

“Majority Class Lenders” means, as of any date of determination, with respect to any Class of Lenders, Lenders that are not Defaulting Lenders having more than 50% of the aggregate Credit Exposures and (prior to the end of the Availability Period) unused Commitments (excluding the Credit Exposures and unused Commitments of such Defaulting Lenders) of such Class at such time; provided that (i) in the event there are less than three (3) Lenders in such Class at the time in question, Majority Class Lenders shall mean all of such Lenders (excluding any Defaulting Lenders), (ii) if any Affiliate of a Lender becomes a Lender, such parties will be considered as one Lender for purposes of this definition, and (iii) as long as there is more than one (1) Lender hereunder, no single Lender may take an action that requires the consent or approval of the Majority Class Lenders without the approval of at least one other Lender in such Class.

“Majority Lenders” means, at any time, Lenders that are not Defaulting Lenders having, in the aggregate, Credit Exposures and (prior to the end of the Availability Period) unused Commitments representing greater than 50% of the sum of the total Credit Exposures and (prior to the end of the Availability Period) unused Commitments (excluding the Credit Exposures and unused Commitments of such Defaulting Lenders) held by all of the Lenders at such time; provided that (i) in the event there are less than three (3) Lenders at the time in question, Majority Lenders shall mean all of the Lenders (excluding any Defaulting Lenders), (ii) if any Affiliate of a Lender becomes a Lender, such parties will be considered as one Lender for purposes of this definition, and (iii) as long as there is more than one (1) Lender hereunder, no single Lender may take an action that requires the consent or approval of the Majority Lenders without the approval of at least one other Lender.

“Management Company” means collectively, Strategic Storage Property Management II, LLC and SS Growth Property Management, LLC, each a Delaware limited liability company, and their respective Affiliates that perform property management services.

“Material Acquisition” means an acquisition (in one transaction or a related series of transactions) of assets with a total cost that is (a) greater than 10% of Applicable Value, in each case based upon the most recent compliance certificate submitted prior to such acquisition, and (b) equal to or greater than two hundred million dollars ($200,000,000.00).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Parent, Borrower and its Subsidiaries, taken as a whole, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the context of this Agreement requires.

“Maximum Loan Available Amount” means, on any date, an amount equal to the lesser of (a) the Total Commitments or (b) the aggregate Borrowing Base Availability.

“Maximum Rate” shall have the meaning set forth in Section 9.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Equity Proceeds” means the aggregate cash consideration received by Parent or the Borrower in respect of any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood, (i) that “Net Equity Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by Parent in any Equity Issuance, and (ii) that “Net Equity Proceeds” shall not include (x) cash proceeds that are applied to retire or redeem capital stock (including any preferred stock and related prepayment provisions), and (y) any Equity Issuance pursuant to Parent’s distribution reinvestment plan.

“Net Operating Income” shall mean, for any operating Real Property, as of any date of determination for the period ended on such date, the difference between (a) any rentals, proceeds and other income received from such property during such determination period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, asset management fees, acquisition fees and expenses, self-administration and listing expenses and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period, less (c) the Capital Expenditure Reserve for such determination period, and less (d) an assumed property management fee equal to the greater of actual property management fees or three percent (3%) of gross revenue from such Real Property. Net Operating Income shall be calculated based on the immediately preceding calendar quarter, annualized, unless the Real Property has not been owned by the Borrower or its Subsidiaries or Affiliates for the entirety of such calendar quarter, in which event Net Operating Income shall be grossed up for such ownership period and may be adjusted as reasonably approved by the Administrative Agent.

“Note” means a promissory note in the form attached hereto as Exhibit D, as applicable, payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time; “Notes” means, collectively, all of such Notes outstanding at any given time.

“Obligations” means all liabilities, obligations, covenants and duties of any Credit Party to the Administrative Agent, the Issuing Bank, and/or any Lender arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or other insolvency proceeding naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury of the United States of America.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, and not including the Excluded Taxes.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Effective Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which the Bank of Canada sets as its Policy Interest Rate (i.e. the Bank of Canada’s target for the overnight interest rate).

“Parent” means SmartStop Self Storage REIT, Inc., a Maryland corporation.

“Partial Release Date” shall have the meaning set forth in Section 5.12(c).

“Participant” shall have the meaning set forth in Section 9.04(c).

“Participant Register” shall have the meaning set forth in Section 9.04(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Payout Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) dividends or distributions paid or payable in cash (other than distributions related to preferred stock) during the immediately preceding calendar quarter divided by (ii) Core Funds from Operations for the immediately preceding calendar quarter.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or other similar charges from any Governmental Authority that are not yet delinquent or are being contested in compliance with Section 5.05;

(b) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(c) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(d) zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions, access rights and other similar Liens, rights, or encumbrances on of any Real Property that do not individually or in the aggregate materially and adversely interfere with the then current use of such Real Property;

(e) Liens (including customary Liens granted to or for the benefit of a Governmental Authority in connection with tax increment financing, tax abatements, or entitlement/payment in lieu of taxes structures) securing non-material obligations (other than Liens securing Indebtedness) arising in the ordinary course of business in connection with the use or ownership of any Real Property to the extent such obligation (i) (A) is not more than 30 days past the date on which the Borrower shall have knowledge that such obligation is past due, (B) is bonded over in the amount of such obligation as determined by the Administrative Agent in its reasonable discretion or (C) is otherwise approved by the Administrative Agent, and (ii) does not materially detract from the value of such property or impair in any material respect the intended use thereof in the business of such Person;

(f) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;

(g) landlords’ liens for rent not yet due and payable;

(h) judgment and attachment liens on property in respect of judgments and attachments not constituting an Event of Default;

(i) liens of mechanics, carriers, landlords, warehousemen, materialmen, laborers, repairmen’s, employees or suppliers or any similar Liens incurred in the ordinary course of business that are (i) not yet due for a period of more than 60 days, (ii) adequately bonded, or (iii) being contested in accordance with Section 5.06(b);

(k) any Liens with respect to zoning, building restrictions, access rights and other similar charges, rights, or encumbrances on the use of any Real Property that do not have a Material Adverse Effect;

(l) Liens created by the Loan Documents and the Private Placement Note Documents;

(m) rights of tenants, licensees and vendors under leases, licenses or similar use and occupancy agreements for any Pool Properties;

(n) ground leases, master leases or similar leases pursuant to which Borrower or any Subsidiary leases any Pool Properties; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than the Loans.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in non-wholly owned Subsidiaries, Affiliates or other Persons (other than a Person whose stock is traded on a national trading exchange) in whom such Person making the investment holds a voting equity or ownership interest made in accordance with, or not otherwise prohibited by, this Agreement; and

(f) those investments as of the Effective Date and listed on Schedule PI.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01.

“Pledge Agreement” means those certain Pledge and Security Agreements, executed by ~~Borrower or a Subsidiary Guarantor~~a Pledgor in favor of ~~Administrative~~Collateral Agent pledging ~~Borrower’s or a Subsidiary Guarantor~~such Pledgor’s interest in the Pledged Membership Interests.

“Pledged Membership Interests” means, collectively, the 100% ownership interests now or hereafter pledged by ~~Borrower or a Subsidiary Guarantor~~a Pledgor hereunder and subject to the liens and security interests of the Loan Documents, or intended so to be.

“Pledgor” means the Borrower, SST2 CANADA ACQUISITIONS, LLC, SSGT CANADA ACQUISITIONS, LLC, or STRATEGIC STORAGE OPERATING PARTNERSHIP IV, L.P., as applicable, and any future pledgor that pledges interests in Pledged Membership Interests pursuant to this Agreement.

“Pool” means the Pool Properties that remain subject to a Lien under the Loans and as are more particularly defined in Section 5.12.

“Pool DSCR” means the ratio of Adjusted NOI from the Pool Properties in the Pool to Implied Debt Service.

“Pool Leverage Ratio” means: (a) prior to the occurrence of the Security Interest Termination Event, the ratio of the aggregate ~~Credit Exposure of the Lenders~~Reference Debt to Pool Value, and (b) from and after the occurrence of the Security Interest Termination Event, the ratio of the Unsecured Debt to Pool Value.

“Pool Property” or “Pool Properties” means, collectively or individually as the context may require, the Real Property described on Schedule 5.12 attached hereto, and together with any additional property, whether now existing or hereafter acquired, each of which shall meet each of the following criteria at all times:

(a) such property is an existing revenue producing self-storage property located in the United States or Canada;

(b) Owned 100% by Borrower or a wholly owned Subsidiary of the Borrower (i) in fee simple, or (ii) subject to a financeable Eligible Ground Lease which has been approved by the Administrative Agent in its reasonable discretion, whose membership interests, prior to the occurrence of a Security Interest Termination Event, are subject to the Liens of the Pledge Agreement;

(c) Not subject to any mortgage or other Lien other than Permitted Encumbrances;

(d) The Equity Interests in or cash flows from the special purpose entity which owns such property (and all subsidiaries of the Parent or the Borrower which own Equity Interests in such special purpose entity) are not subject to a Lien or negative pledge to any other lender other than pursuant to the Private Placement Notes Facility, subject to the terms of the Intercreditor Agreement;

(e) such property is free of any material environmental contamination or other hazards;

(f) such property is free of any structural, mechanical, architectural or title defect;

(g) such property is insured in form and substance reasonably satisfactory to Administrative Agent; and

(h) Consisting of one or more separate tax parcels; and

(i) Such Real Property shall have been approved as a Pool Property (i) by Administrative Agent if the Value of such Real Property is $25,000,000.00 or less, or (ii) otherwise by the Majority Lenders.

If a Real Property does not meet the foregoing requirements, acceptance of such Real Property as a Pool Property shall require the consent of the Majority Lenders in their sole discretion.

“Pool Value” means (a) prior to a Security Interest Termination Event, the aggregate sum of Value for the Pool Properties, determined individually for each Pool Property, of (i) for Pool Properties owned less than twelve (12) months, undepreciated cost and (ii) for Pool Properties owned twelve (12) months or longer, the most recent Appraised Value, which shall have been determined within the prior twelve (12) month period, and (b) following the occurrence of a Security Interest Termination Event, Net Operating Income from the Pool Properties divided by six and three-quarters percent (6.75%).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank, National Association, as its prime rate in effect at its principal office in Cleveland, Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Placement Notes Facility” means that certain private placement notes facility which may hereafter be provided to the Borrower by those certain note holders a party thereto.

“Private Placement Note Documents” means all loan documents and other instruments now or hereafter evidencing the Private Placement Notes Facility.

“Property Party(ies)” means, individually and collectively, the Borrower and each Subsidiary Guarantor or other Subsidiary of the Borrower which owns a direct or indirect interest in a Pool Property.

“Public Lender” has the meaning set forth in Section 9.01.

“Qualified ECP Party” means, in respect of any interest rate cap, swap or other hedging obligation, each Person which is a Credit Party that has total assets exceeding $10,000,000 at the time such Credit Party’s guarantee and/or other credit or collateral support of such interest rate cap, swap or other hedging obligation becomes effective, or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder

“Qualified Reverse Merger” means an event or series of events by which Parent completes a merger transaction, whether a direct merger or otherwise, involving an entity (“Pub Co”) that has a class of securities listed on a national securities exchange (“Listed Securities”) where: (i) Parent is not the surviving entity (or is the surviving entity in a subsidiary merger); and (ii) immediately following the merger (A) a majority of the members of the board of directors of PubCo are comprised of all of the members who served on the board of directors of Parent immediately prior to the merger and (B) fifty percent (50%) or more of the Listed Securities of Pub Co are comprised of persons who owned Equity Interests in the Parent immediately prior to the merger.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Credit Party), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Credit Party.

“Recipient” means, each of the Administrative Agent and any Lender.

“Reference Debt” means as of any date of determination, the aggregate of the (i) Credit Exposure of the Lenders and (ii) outstanding principal amount under the Private Placement Notes Facility.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property in violation of applicable Environmental Laws.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

“Required Lenders” means, at any time, Lenders that are not Defaulting Lenders having, in the aggregate, Credit Exposures and (prior to the end of the Availability Period) unused Commitments representing at least 66-2/3% of the sum of the total Credit Exposures and (prior to the end of the Availability Period) unused Commitments (excluding the Credit Exposures and unused Commitments of such Defaulting Lenders) held by all of the Lenders at such time; provided that (i) in the event there are less than three (3) Lenders at the time in question, Required Lenders shall mean all of the Lenders (excluding any Defaulting Lenders), (ii) if any Affiliate of a Lender becomes a Lender, such parties will be considered as one Lender for purposes of this definition, and (iii) as long as there is more than one (1) Lender hereunder, no single Lender may take an action that requires the consent or approval of the Required Lenders without the approval of at least one other Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment” means any Investment of the type described in clauses (c), (d), (e), (f), or (g) of Section 6.03

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Parent, Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Parent or Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Parent or the Borrower.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a ~~Eurodollar~~ Loan denominated in an Alternative Currency and (ii) each date of a continuation of a ~~Eurodollar~~ Loan denominated in an Alternative Currency; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, and (iii) each date of any payment by the Letter of Credit Issuer under any Letter of Credit denominated in an Alternative Currency.

“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by the Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from conversions or continuations on a given date), having in the case of any Term SOFR Loans, the same Interest Period.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, or reduced pursuant to Section 2.08(c). The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. ~~The initial~~As of the Second Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $~~250,000,000.00~~450,000,000.00 .

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means, at any time, each Lender that has a Revolving Commitment.

“Revolving Loan” means each revolving loan, including each Swingline Loan, made by the Lenders to the Borrower pursuant to Section 2.01(a) of this Agreement and “Revolving Loans” means all revolving loans and Swingline Loans made by the Lenders to the Borrower pursuant to Section 2.01(a) of this Agreement.

“Revolving Loan Applicable Percentage” means, as to each Revolving Lender, the ratio, expressed as a percentage, of (a) the aggregate amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Revolving Loan Applicable Percentage” of each Revolving Lender shall be the Revolving Loan Applicable Percentage of such Lender in effect immediately prior to such termination or reduction.

“Revolving Loan Maturity Date” means March 17, 2024, as the same may be extended in accordance with Section 2.21.

“Sanctioned Person” means any Person that is (i) listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union, a Canadian Governmental Authority or any other Governmental Authority, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person owned or controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) a Canadian Governmental Authority (including Canadian Sanction Laws), or (c) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of April 19, 2022, by and among the Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means April 19, 2022.

“Secured Debt” means any Indebtedness of Borrower, Guarantor or their direct or indirect subsidiaries which is secured by a lien on real property, an ownership interest in any Person or any other asset (other than Permitted Encumbrances). Secured Debt shall include Borrower’s and Guarantor’s pro rata share of Secured Debt of any non-wholly-owned direct or indirect subsidiary, but shall not include the Loan.

“Secured Debt Ratio” means the ratio of Secured Debt to Capitalization Rate Total Asset Value.

“Secured Recourse Indebtedness” means the amount of any Secured Debt which is recourse to the Parent, the Borrower of any of its Subsidiaries.

“Security Interest Termination Condition” means Borrower’s satisfaction of each of the following:

(a)	a Fixed Charge Coverage Ratio of no less than 1.50:1.00;

(b)	an Unsecured Interest Coverage Ratio (calculated on a pro forma basis giving effect to the release of the Collateral) of not less than 2.00:1.00;

(c)	a Consolidated Capitalization Rate Leverage Ratio of not greater than sixty percent (60%); ~~and~~

(d)	a Secured Debt Ratio of no greater than forty percent (40%); and

(e)

the simultaneous release of the Pledged Membership Interests from the lien of the Pledge Agreement and termination of the Pledge Agreements, the Financing Statements and the other documents and agreements pursuant to which the Pledged Membership Interests were made Collateral for the Private Placement Notes Facility.

“Security Interest Termination Event” has the meaning given in Section 5.20.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Term SOFR Borrowing and/or a Daily Simple SOFR Borrowing, as the context may require.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Index Adjustment” means a percentage equal to one tenth of one percent (0.10%) per annum for Term SOFR Loans and for Daily Simple SOFR Loans.

“SOFR Loan” means, at Borrower’s election, each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Credit Party” has the meaning given to such term in Section 9.06(f).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another major financial institution in New York City designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Issuing Bank denominated in an Alternative Currency.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve~~

~~percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Subsidiary Guarantor” means, collectively: (a) those entities identified as a “Subsidiary Guarantor” listed on Schedule 5.12; and (c) each other Person to the extent that such Person becomes a “Subsidiary Guarantor” as required by Section 5.13, and, individually, any of such Persons.

“Swap Obligation” means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means KeyBank, National Association, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Tangible Net Worth” shall mean, with respect to any Person, as of any date of calculation, total assets (without deduction for accumulated depreciation or amortization related to the purchase price allocation of lease intangibles) less (1) all intangible assets and (2) all liabilities (including contingent and indirect liabilities), in each case, of such Person as of such date, all determined in accordance with GAAP, unless otherwise indicated in this definition. The term “intangible assets” shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses, straight-line rent accruals and other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations, but shall exclude all amounts for real property acquisition costs which have been allocated to lease intangibles or liabilities associated with the GAAP carrying value of the contingent earnout liability. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated in this definition.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” means the incurrence of Term Loans consisting of one Type of Term Loan by the Borrower from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from conversions or continuations on a given date), having in the case of SOFR Loans and CDOR Loans, the same Interest Period.

“Term Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments is $250,000,000.00.

“Term Lender” means, at any time, each Lender that has a Term Commitment.

“Term Loan” shall mean that certain senior unsecured term loan to be made by Lenders to the Borrower in the amount of $250,000,000.00 in accordance with the terms and conditions of this Agreement, together with any additional Term Loans which may be made in accordance with the terms and conditions of Section 2.08(d) of this Agreement, as such amount may be adjusted pursuant to the terms of this Agreement.

“Term Loan Applicable Percentage” means, as to each Term Lender, the ratio, expressed as a percentage, of (a) the aggregate amount of such Term Lender’s unfunded Term Commitment plus its Term Loans to (b) the aggregate amount of the unfunded Term Commitments and Term Loans of all Term Lenders; provided, however, that if at the time of determination the Term Commitments have terminated or been reduced to zero, the “Term Loan Applicable Percentage” of each Term Lender shall mean the ratio, expressed as a percentage, of (i) the aggregate amount of the Term Loans of such Term Lender to (ii) the aggregate amount of the Term Loans of all Term Lenders.

“Term Loan Maturity Date” means March 17, 2026.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice) , as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Aggregate Asset Value” means, as of any date of determination, the sum of (without duplication) (a) the aggregate Value of all of Borrower’s, the Parent’s and their Subsidiaries’ Real Property and other Real Property related investments, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits, of the Parent, Borrower and its Subsidiaries. For any non-wholly owned Real Properties, Total Aggregate Asset Value shall be adjusted for the Borrower’s and Subsidiaries’ Equity Percentage of such Real Properties.

“Total Asset Value” means, as of any date of determination, the Total Aggregate Asset Value minus the Excess Amount.

“Total Commitment” means, as of any date of determination, the aggregate amount of all of the Commitments. As of the Second Amendment Effective Date, the Total Commitment is $~~500,000,000.00~~700,000,000.00 .

“Total Outstandings” means the sum of the total Revolving Credit Exposures and the principal balance of all of the Term Loans.

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, the issuance of Letters of Credit, and the use of the proceeds thereof.

“Type” ~~when used in reference to any Loan or Borrowing, refers to whether the rate~~means any type of ~~interest on such~~ Loan~~, or on the Loans comprising such Borrowing, is~~ determined ~~by reference~~with respect to the ~~Adjusted LIBO Rate or the Alternate Base Rate~~interest option applicable thereto, which in each case shall be a Base Rate Loan, a Daily Simple SOFR Loan, a Term SOFR Loan or a CDOR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unhedged Variable Rate Debt” means Indebtedness of the Parent, the Borrower and their Subsidiaries on a consolidated basis (without duplication) which has a floating rate of interest and which interest rate is not fixed, capped or otherwise limited by an interest rate protection product.

“Unsecured Debt” means all Indebtedness of any Person which is not Secured Debt, provided that any Indebtedness which is secured primarily by a pledge of Equity Interests and/or cash flow from an entity that owns Real Property shall be deemed Unsecured Debt.

“Unsecured Interest Coverage Ratio” means the ratio, for the calendar quarter in question, of (i) Net Operating Income from the Pool Properties, to (ii) all of the interest paid or payable on all Unsecured Debt, annualized.

“Unused Fee” shall have the meaning set forth in Section 2.11(a).

“Usage” means, from time to time, the aggregate Revolving Loans and LC Exposure of each Lender (but excluding, for the sake of clarity, any Swingline Loans or participation exposure in connection with any Swingline Loans).

“Value” means the sum of the following:

(a) For each Pool Property, the Pool Value;

(b) For each operating Real Property which is not a Pool Property, (i) if such Real Property has been owned by such Person for twelve months or longer, Appraised Value, which shall have been determined within the prior twelve (12) month period (or for determining Value as of the Effective Date, no earlier than December 31, 2019), or (ii) for Real Properties owned for less than twelve months and for the property located at 10 Terrace Road, Ladera Ranch, California, undepreciated cost;

(c) For each Real Property under construction, undepreciated cost basis;

(d) For each unimproved land parcel, undepreciated cost basis; and

(e) For each mortgage loan investment, the lower of cost basis or carrying value.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “~~Eurodollar~~Term SOFR Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP (provided that, notwithstanding any provision herein to the contrary, the financial covenants set forth herein shall be calculated based on the Parent’s Equity Percentage of Subsidiaries and Affiliates which are not wholly owned directly or indirectly by the Parent, notwithstanding that GAAP requires that such Subsidiaries be consolidated), as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the Letter of Credit Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Exposure denominated in Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Letter of Credit Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a ~~Eurodollar~~ Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, ~~Eurodollar~~ Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “ ~~Eurodollar~~SOFR” or with respect to any comparable or successor rate thereto.

Section 1.06 ~~Rate Quotations~~Rates. The interest rate on ~~Eurodollar~~ Loans denominated in Dollars ~~is~~may be determined by reference to ~~the LIBOR Rate, which is derived from the London interbank offered rate~~a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The ~~London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the~~

~~interest rate on Eurodollar Loans denominated in Dollars. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.22 of this Credit Agreement, such Section 2.22 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.22, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans denominated in Dollars is based. However, the~~ Administrative Agent does not warrant or accept ~~any~~ responsibility for, and shall not have any liability with respect to~~,~~ (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other~~Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “LIBOR Rate”~~thereof, or ~~with respect to~~ any alternative ~~or~~, successor ~~rate thereto,~~ or replacement rate ~~therefor or thereof,~~ thereto (including~~, without limitation,~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate~~, as it may or may not be adjusted pursuant to Section 2.22,~~ (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ~~the LIBOR Rate~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate~~Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability~~.~~, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

ARTICLE II

The Loans

Section 2.01 Commitment to Lend.

(a) Revolving Loans. ~~Subject to~~During the Availability Period, each Lender severally, and not jointly, agrees, on the terms and conditions set forth ~~herein, each Lender severally agrees~~in this Agreement, to make ~~loans (each,~~ a ~~“~~Revolving Loan~~”) to~~ or Revolving Loans to the Borrower from time to time pursuant to such Lender’s Revolving Commitment, which Revolving Loans: (i) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or converted into, Revolving Loans that are Base Rate Loans or SOFR Loans, in each case denominated in Dollars or in an Alternative Currency ~~from time to time during the Availability Period in an~~, as applicable, provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Commitment, or (B) the aggregate Revolving Credit Exposure plus the principal amount ~~that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, or (ii) the aggregate Revolving Credit Exposure of the Revolving Lenders exceeding~~of Swing Loans would exceed (~~A~~1) the Maximum Loan Available Amount less (~~B~~2) the outstanding balance of all of the Term Loans~~; provided however, that no~~. The Revolving ~~Lender shall be obligated to make a Revolving Loan in excess of~~Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving Loan Applicable Percentage of ~~the difference between (A) the Maximum Loan Available Amount less the outstanding balance of all of the Term Loans and (B) the Revolving Credit Exposure. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans during the Availability Period.~~ each Revolving Borrowing, in each case in accordance with Section 2.02 hereof.

(b) Term Loan. ~~Subject to all of~~On the Effective Date, each Lender that has a Term Commitment severally, and not jointly, agrees, on the terms and conditions ~~hereof, each Term Lender hereby agrees~~set forth in this Agreement, to make a Term Loan to the Borrower pursuant to such Lender’s Term Commitment, which Term Loans: (i) can only be incurred on the Effective Date in the entire amount of each Lender’s Term Commitment; (ii) once prepaid or repaid, may not be reborrowed; (iii) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or converted into, Term Loans that are Base Rate Loans, SOFR Loans or CDOR Loans, in each case denominated in Dollars or in an Alternative Currency ~~on the Effective Date in an~~, as applicable, provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (iv) shall be repaid in accordance with Section 2.09(b); and (v) shall not exceed (A) for any Lender at the time of incurrence thereof the aggregate principal amount ~~equal to~~of such ~~Term~~ Lender’s Term Commitment, if any, and (B) for all the Lenders at the time of incurrence thereof the Total Term Loan Commitment. The Term ~~Loan may not be reborrowed under any circumstances, and, upon~~Loans to be made by each Lender will be made by such Lender in the aggregate amount of its Term Commitment in accordance with Section 2.02 hereof. Upon the making of the Term Loan on the date hereof, the Term Commitments will expire and will no longer be available to be advanced by the Lenders.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders of such Class ratably in accordance with their respective Commitments of such Class. The failure of any Lender of such Class to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ~~ABR~~Base Rate Loans , Daily Simple SOFR Loans, Term SOFR Loans and/or ~~Eurodollar~~CDOR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be ~~an ABR~~a Base Rate Loan. Each Lender at its option may make any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing or CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 or C$100,000, as applicable, and not less than $1,000,000 or C$1,000,000, as applicable. At the time that each ~~ABR~~Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 or C$100,000, as applicable, and not less than $1,000,000 or C$1,000,000, as applicable, provided that ~~an ABR~~a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of any Class of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5)~~Eurodollar~~ SOFR Borrowings ~~at the LIBO Rate~~ and five (5) ~~Eurodollar~~ Borrowings at the CDOR Rate outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Class.

(e) All Canadian Dollar Loans shall be ~~Eurodollar~~ Loans based on the CDOR Rate.

Section 2.03 Requests for Borrowings.

(a) To request a Borrowing (other than a Borrowing of Term Loans on the Effective Date), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term SOFR Borrowing, not later than 12:00 noon, Pacific, Los Angeles, California time, two (2) Business Days before the date of the proposed Borrowing (~~provided such notice shall be given~~and three Business Days before the date of any proposed Borrowing in an Alternative Currency) or (b) in the case of ~~an ABR~~a Base Rate Borrowing or a Daily Simple SOFR Borrowing, not later than 12:00 noon Pacific, Los Angeles, California time, one Business Day before the date of the proposed Borrowing; provided that any such notice of ~~an ABR~~a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m. Pacific, Los Angeles, California time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (and in any event, within five (5) Business Days) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class and aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be ~~an ABR~~a Base Rate Borrowing, a Term SOFR Borrowing, a Daily Simple SOFR Borrowing or a ~~Eurodollar~~CDOR Borrowing;

(iv) the applicable currency of the Borrowing;

(v) in the case of a ~~Eurodollar Loan~~Term SOFR Borrowing or CDOR Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error. If no election as to the Type of Borrowing is specified in the Borrowing Request, then the requested Borrowing shall be ~~an ABR~~a Base Rate Borrowing. If no election is specified as to whether a SOFR Borrowing is to be a Term SOFR Loan or Daily Simple SOFR Loan, then the requested Borrowing shall be a Daily Simple SOFR Loan. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term SOFR Loan or CDOR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration~~, in the case of a Eurodollar Loan~~. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class and the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Swingline.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars or in the Alternative Currency to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000.00, (ii) the aggregate Revolving Credit Exposure of the Lenders exceeding the aggregate Revolving Commitments of the Revolving Lenders, or (iii) the aggregate Revolving Credit Exposure of the Revolving Lenders exceeding (A) the total Maximum Loan Available Amount less (B) the outstanding balance of all of the Term Loans, and in all events no Swingline Loan shall be outstanding for more than ten (10) Business Days; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans during the Availability Period. The Swingline Lender shall not have any obligation to make a Swingline Loan if a default of any Revolving Lender’s obligations to fund any amount under this Agreement exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Administrative Agent has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender (with cash collateral pledged to the Administrative Agent in the amount of such defaulting Revolving Lender’s or Defaulting Lender’s pro rata portion of the Swingline Loan being deemed satisfactory).

(b) To request a Borrowing of Swingline Loans, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., Boston, Massachusetts time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make a Swingline Loan in an amount equal to the aggregate amount of the requested Borrowing available to the Borrower by means of a credit to a general deposit account at the discretion of the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Boston, Massachusetts time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Boston, Massachusetts time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Revolving Loan Applicable Percentage of such Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, within two (2) Business Days after receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Revolving Loan Applicable Percentage of such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided no Revolving Lender shall be required to acquire a participation in a Swingline Loan to the extent same would result in such Revolving Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, in each instance in accordance with Section 2.17(a); provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account denominated in Dollars or in an Alternative Currency (subject at all times to an aggregate LC Exposure of no greater than $25,000,000.00) in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to thirty (30) days before the termination of the Availability Period (subject to clause (c) below). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower shall be responsible for preparing or approving the final text of the Letter of Credit as issued by the Issuing Bank, irrespective of any assistance the Issuing Bank may provide such as drafting or recommending text or by the Issuing Bank’s use or refusal to use text submitted by the Borrower. The Borrower shall be solely responsible for the suitability of the Letter of Credit for the Borrower’s purposes.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent’s records of the content of any such request will be conclusive. The Administrative Agent shall remit a copy of such request to the Revolving Lenders. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any Letter of Credit Request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $25,000,000, (ii) the aggregate Revolving Credit Exposure of the Revolving Lenders shall not exceed the aggregate Revolving Commitment of the Revolving Lenders, (iii) the aggregate Revolving Credit Exposure of the Revolving Lenders shall not exceed (a) the total Maximum Loan Available Amount less (b) the outstanding balance of all of the Term Loans, and (iv) unless otherwise approved by the Issuing Bank, the face amount of the subject Letter of Credit shall not be less than $100,000. The Issuing Bank shall have no obligation to issue a Letter of Credit if (A) a default of any Revolving Lender’s obligations to fund any amount under this Agreement exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Issuing Bank’s risk with respect to such Revolving Lender (with cash collateral pledged to the Issuing Bank in the amount of such defaulting or Defaulting Lender’s pro rata portion of the Letter of Credit being deemed satisfactory), (B) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c) Expiration Date. Each Letter of Credit shall expire upon the earlier to occur of (i) one year from the date issuance, subject to a customary one year extension “evergreen” provision, or (ii) not later than the close of business on the date that is thirty (30) days prior to the Revolving Loan Maturity Date unless (1) all the Revolving Lenders have approved such expiry date, or (2) the Borrower agrees to deliver to the Administrative Agent no later than sixty (60) days prior to the Revolving Loan Maturity Date cash collateral in an amount equal to the undrawn amount of such Letter of Credit, with the Borrower hereby irrevocably requesting a Borrowing of ~~an ABR~~a Base Rate Loan to fund such cash collateral payment in the event the Borrower does not deliver such cash collateral to the Administrative Agent on the due date thereof. With respect to any Letter of Credit containing an “evergreen” provision to extend the expiration date of such Letter of Credit, the Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrower does not at any time want such Letter of Credit to be renewed, the Borrower will so notify the Administrative Agent and the Issuing Bank at least fifteen (15) calendar days before the Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Loan Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Loan Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided no Revolving Lender shall be required to acquire a participation in a Letter of Credit to the extent same would result in such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the applicable currency not later than 12:00 noon, Boston, Massachusetts time, on the Business Day that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Boston, Massachusetts time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ~~an ABR~~a Base Rate Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ~~ABR~~Base Rate Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Loan Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Loan Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ~~ABR~~Base Rate Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or in the relevant currency markets generally or iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower shall take action to avoid and mitigate the amount of any damages claimed against the Issuing Bank, including by enforcing its rights against the beneficiaries of the Letters of Credit, and any claim by the Borrower under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrower as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Issuing Bank to effect a cure. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ~~ABR~~Base Rate Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, if any; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Majority Class Lenders with respect to the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement, provided that, to the extent such obligations are owed to Lenders, such application shall be on a pro rata basis. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan of each Class to be made by it hereunder on the proposed date thereof pursuant to the Loan Request by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts, or wire transferred to such other account or in such manner as may be designated by the Borrower in the applicable Borrowing Request; provided that ~~ABR~~Base Rate Revolving Loans made to finance the reimbursement of a LC Disbursement pursuant to Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of any applicable Class that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may, after giving notice to the Borrower of its intent to advance funds on behalf of a Lender, assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. The Borrower shall have the right to withdraw its request for such Borrowing upon receipt of any such notice from the Administrative Agent. In the event the Administrative Agent does advance funds on behalf of a Lender, and such Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term SOFR Loan and CDOR Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert a Borrowing of any Class to a different Type (but of the same Class) or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term SOFR Loan and CDOR Loan, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section  ~~2.04~~2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section  ~~2.02~~2.03 :

(i) the Borrowing (including Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be ~~an ABR~~a Base Rate Borrowing, a Daily Simple SOFR Borrowing, a Term SOFR Borrowing or a ~~Eurodollar Loan~~CDOR Borrowing; and

(iv) if the resulting Borrowing is a ~~Eurodollar~~Term SOFR Loan or CDOR Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term SOFR Loan or CDOR Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term SOFR Loan or CDOR Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to ~~an ABR~~a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Loan and (ii) unless repaid, each ~~Eurodollar~~SOFR Loan and CDOR Loan shall be converted to ~~an ABR~~a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.08 Termination, Reduction and Increase of Commitments.

(a) Unless previously terminated by the Administrative Agent or Borrower in accordance with this Agreement, the Commitments shall terminate on their respective Maturity Date(s).

(b) The Borrower may only reduce the Revolving Commitments, without the prior written consent of the Administrative Agent and all of the Lenders, in the following circumstances: the Borrower may from time to time reduce the Revolving Commitments, provided that each reduction in the Revolving Commitments shall be in an amount that is at least $25,000,000 and an integral multiple of $5,000,000, and the Revolving Commitments may not be reduced to less than $100,000,000 unless the Revolving Commitments are reduced to zero and terminated. The Borrower shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the Maximum Loan Available Amount less the outstanding balance of all of the Term Loans. After any reduction in the Revolving Commitments, the Borrower’s option to increase the Commitments provided in Section 2.08(d) shall terminate.

(c) The Borrower shall notify the Administrative Agent of any election to reduce the Revolving Commitments under Section 2.08(b) at least three (3) Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Revolving Commitments shall be permanent. Each reduction in the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. A reduction in the outstanding principal balance shall not constitute a reduction in the Revolving Commitments without the notice required above being delivered to Administrative Agent as set forth above.

(d) Provided no Default or Event of Default shall then be in existence, the Borrower shall have the right, on one or more occasions, to elect to increase the Total Commitments; provided, however, that (i) the amount of each such increase shall not be less than Twenty-Five Million Dollars ($25,000,000) or in increments of Twenty-Five Million Dollars ($25,000,000) in excess thereof, (ii) the aggregate amount of all such increases shall not cause the Total Commitments to exceed ~~Eight Hundred~~One Billion Fifty Million Dollars ($~~850,000,000~~1,050,000,000), and (iii) any such requests for an increase in the Total Commitment must be received at least fifteen (15) Business Days prior to the then applicable Revolving Loan Maturity Date or Term Loan Maturity Date. Any such increase in the Total Commitment shall be exercised by the Borrower by written notice to the Administrative Agent, which election shall designate the requested increase in the Total

Commitment; provided further, however, at Borrower’s option, Borrower may request that any such requested increase in the amount of the Total Commitments be effected through an increase in the Revolving Commitments, an increase in the Term Commitments, or the addition of one or more new term loan facilities provided any such new term facilities shall satisfy the Incremental Conditions (and, in such event, all references in this Section 2.08 to any increase in the Commitments (or any Revolving Commitment or Term Commitment), as and to the extent applicable at any time, shall be deemed and construed to mean and refer to any such increased or incremental new term loan commitment in the amount of such increase, mutatis mutandis), subject further, however, (1) to the continued applicability of the terms and provisions of this Section 2.08 and (2) in addition to the items specified below, the prior execution and delivery by the Credit Parties of such other and further agreements, instruments, and documents which Administrative Agent may then require in its sole but reasonable determination to effect any such term loan commitment in the amount of such increase. Any new term loan facility shall have a maturity no earlier than the Term Loan Maturity Date. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and each Lender shall endeavor to respond as promptly as possible within such time period. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (which decision shall be in its sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Arranger, in consultation with the Borrower, will use its best efforts to arrange for other financial institutions to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitment requested by the Borrower and not accepted by the existing Lenders, and the Borrower may also invite additional lenders approved by the Administrative Agent (provided that no approval of the Administrative Agent shall be required if such new lender is an Affiliate of a Lender or an Approved Fund) to become Lenders, in each case, pursuant to a joinder agreement (each a “Lender Joinder Agreement”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel. If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of each Lender’s increased Commitments among any new tranche of term loans and the Revolving Loan. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (with such increase being pro rata among existing Lenders choosing to increase their Commitments) and the Increase Effective Date and Section 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders. As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects (except that in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.08(d), the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent statements furnished to the Administrative Agent, and (B) no Default or Event of Default exists or would result therefrom, (ii) the Borrower and each new Lender shall have executed and delivered a Lender Joinder Agreement and such other amendments, instruments, documents and agreements as the Administrative Agent may reasonably have requested to implement the increase; (iii) the Borrower shall have paid such arrangement fees to the Arranger as the Borrower and the Arranger may agree; (iv) if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Agent and dated such date; and (v) no Default or Event of Default exists. Existing Lenders may, as necessary, receive a prepayment of amounts of the Revolving Loan outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Revolving Loan ratable with any revised Revolving Loan Applicable Percentages arising from any non-ratable increase in the Revolving Commitments under this Section, which prepayment shall be accomplished by the pro rata funding required of the Lender(s) issuing new or increased Commitments. The amount of any increase in any of the Term Loans or new tranche of term loans will be funded on such Increase Effective Date or as otherwise agreed by the Borrower, the Administrative Agent and the applicable Lenders providing such increase.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Loan Maturity Date, (ii) subject to Section 2.05, to the Issuing Bank the then unpaid principal amount of each LC Disbursement on the earlier of the Revolving Loan Maturity Date (which may be extended pursuant to Section 2.05(c)) and the date set forth in Section 2.05(e), and (iii) subject to Section 2.04, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the date that is ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of Loans of any Class (other than Swingline Loans) is made, the Borrower shall repay all Swingline Loans then outstanding.

(b) The Term Loan shall be for a term commencing on the Effective Date and ending on the Term Loan Maturity Date and the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date or such earlier date as the Term Loan is accelerated pursuant to the terms of this Agreement during the continuance of an Event of Default.

(c) At the request of any Lender, the Loans of each Class made by such Lender shall be evidenced by a Note payable to such Lender in the amount of such Lender’s Commitment of the applicable Class. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan of each Class made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.10 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay (including in connection with a partial release of any Pool Property), without penalty, any Borrowing of any Class in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.

(b) The Borrower shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Loan, not later than 11:00 a.m., Los Angeles, California time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of ~~an ABR~~a Base Rate Borrowing or a Daily Simple SOFR Loan, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Los Angeles, California time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount and Class of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $100,000.00 and not less than $500,000.00. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.

(d) Amounts to be applied to the prepayment of Loans of any Class pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ~~ABR~~Base Rate Loans of such Class and next, to the extent of any remaining balance, to reduce outstanding ~~Eurodollar~~Daily Simple SOFR Loans of such Class, and next to reduce outstanding Term SOFR Loans of such Class. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders of such Class.

(e) If at any time:

(i) the Dollar Equivalent of the Total Outstandings of the Lenders exceeds the then effective Maximum Loan Available Amount, the Borrower shall prepay the Loans in an amount equal to such excess within one (1) Business Day after such occurrence, with any such payment being applied (i) first to the outstanding Swingline Loans, (ii) second to the outstanding Revolving Loans, (iii) third to cash collateralize any LC Exposure, and (iv) fourth to the Term Loans on a pro rata basis; or

(ii) the aggregate Dollar Equivalent of the Revolving Credit Exposure of the Lenders exceeds the then effective Maximum Loan Available Amount less the outstanding balance of all of the Term Loans, the Borrower shall prepay the Loans in an amount equal to such excess within five (5) Business Day after such occurrence, with any such payment being applied (i) first to the outstanding Swingline Loans, (ii) second to the outstanding Revolving Loans, and (iii) third to cash collateralize any LC Exposure.

Section 2.11 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an unused fee (the “Unused Fee”), which shall accrue during the period from and including the date of this Agreement to, but excluding, the date on which such Revolving Commitment terminates, at a rate per annum equal to (i) prior to the occurrence of a Security Interest Termination Event (a) at 0.25% per annum on the daily unused amount of the Revolving Commitment of such Revolving Lender if Usage is less than 50% of such Revolving Lender’s Revolving Commitment, and (b) at 0.20% per annum on the daily unused amount of the Revolving Commitment of such Revolving Lender if Usage is greater than or equal to 50% of such Revolving Lender’s Revolving Commitment or (ii) following the occurrence of a Security Interest Termination Event, (a) at 0.20% per annum on the daily unused amount of the Revolving Commitment of such Revolving Lender if Usage is less than 50% of such Revolving Lender’s Revolving Commitment, and (b) at 0.15% per annum on the daily unused amount of the Revolving Commitment of such Revolving Lender if Usage is greater than or equal to 50% of such Revolving Lender’s Revolving Commitment. Unused Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Unused Fees accrued as of the date on which the Revolving Commitments terminate shall be payable on demand. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall be based on the then existing Revolving Commitments of the Revolving Lenders.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate provided for Revolving Loans which are ~~Eurodollar~~Daily Simple SOFR Loans on the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the Issuing Bank shall be payable, to the maximum extent permitted by applicable Legal Requirements, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Loan Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv) with the balance of such fee, if any, payable to the Issuing Bank for its own account, and (ii) to the Issuing Bank a fronting fee, in the amount of 0.125% of the face amount of each Letter of Credit (but not less than $500.00 for each Letter of Credit). Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Fronting fees shall be payable in full in advance on the date of the issuance, or renewal or extension of each Letter of Credit, and are not refundable. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account fees payable in the amounts and at the times separately agreed to upon in the fee letter executed between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Unused Fees, participation fees, and extension fees to the Lenders. Fees paid under this Agreement shall not be refundable under any circumstances.

(e) In the event that the Revolving Loan Maturity Date is extended in accordance with the terms of Section 2.21, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an extension fee equal to 0.15% of the aggregate Revolving Commitments of the Revolving Lenders on the first effective day of the extension.

Section 2.12 Interest.

(a) The Loans comprising each ~~ABR~~Base Rate Borrowing (including each Swingline Loan) shall bear interest at the lesser of (x) the ~~Alternate~~ Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

(b) The Loans comprising each ~~Eurodollar~~Daily Simple SOFR Loan shall bear interest at the lesser of (a) the Adjusted ~~LIBO Rate or CDOR Rate~~Daily Simple SOFR, as applicable plus the Applicable Rate, or (b) the Maximum Rate.

(c) The Loans comprising each Term SOFR Loan shall bear interest at the lesser of (a) the Adjusted Term SOFR, for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (b) the Maximum Rate.

(d) The Loans comprising each CDOR Loan shall bear interest at the lesser of (a) the CDOR Rate, for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (b) the Maximum Rate.

(e) ~~(c)~~ Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, after applicable grace periods, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 4% plus the rate applicable to ~~ABR~~Base Rate Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and (B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Majority Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate (the foregoing increased interest rate, as applicable, referred to as the “Default Rate”).

(f) ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of ~~an ABR~~a Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term SOFR Loan or CDOR Loan shall be payable on the effective date of such conversion.

(g) ~~(e)~~  All computations of interest ~~hereunder~~on SOFR Loans shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest by reference to the Canadian Prime Rate and the CDOR Rate shall be computed on the basis of a year of ~~360~~365 days ~~and twelve (12) 30-day months~~, and in each case shall be payable for the actual number of days elapsed. All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed ~~(including the first day but excluding the last day)~~over a year of 365 or 366 days, as applicable. The applicable ~~Alternate~~ Base Rate, CDOR Rate, Adjusted ~~LIBO Rate or LIBO Rate~~Daily Simple SOFR or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example)

(h) ~~(f)~~ If, as a result of any restatement of or other adjustment to the financial statements of Parent or Borrower or for any other reason, Parent, Borrower, Administrative Agent, or the Lenders reasonably determine that (i) the Consolidated Leverage Ratio as calculated by Parent and Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher or lower pricing for such period, then (A) if the proper calculation results in a higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders, within three (3) Business Days after demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, and (B) if the proper calculation results in a lower pricing for such period, Borrower shall receive a credit or refund of any overpayment promptly after such determination. This paragraph shall not limit the rights of Administrative Agent or any Lender, as the case may be, under Section 2.12(c) or under ARTICLE VII (in each instance to the extent the Borrower is in violation of Section 5.02(a) or such restatement of or other adjustment or recalculation otherwise constitutes an Event of Default hereunder). To the extent that Administrative Agent makes any determination under this Section  2.12(~~f~~h ) based on computations provided by anyone other than Borrower, Administrative Agent shall deliver a copy of same to the Borrower prior to the demand for excess interest and fees.

Section 2.13 ~~Alternate Rate of Interest~~ Temporary Inability to Determine Rates. If ~~prior to the commencement of any Interest Period for a Eurodollar Loan:(a)~~ (A) the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent manifest error) that ~~adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, or the CDOR Rate, as applicable, for such Interest Period;~~Adjusted Daily Simple SOFR, Adjusted Term SOFR or the CDOR Rate cannot be determined pursuant to the definition thereof or~~(b)~~ (B) the ~~Administrative Agent is advised by the Majority~~Required Lenders determine that ~~(i) the Adjusted LIBO Rate, the LIBO Rate,~~for any reason in connection with any request for a SOFR Loan or a CDOR Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR, Adjusted Term SOFR or the CDOR Rate~~, as applicable,~~ for ~~such~~any requested Interest Period ~~will~~with respect to a proposed SOFR Loan or CDOR Loan does not adequately and fairly reflect the cost to such Lenders ~~(or Lender)~~ of ~~making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and~~funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, in each case of (~~ii~~A) ~~such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders, then~~and (B), on or prior to the first day of any Interest Period, the Administrative Agent ~~shall give~~will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower ~~and~~, (i) any obligation of the Lenders ~~by telephone~~to make or ~~telecopy as promptly as practicable thereafter and,~~continue the applicable SOFR Loans or CDOR Loans or to convert Base Rate Loans to SOFR Loans or CDOR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent ~~notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the~~revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion ~~of any Borrowing~~ to~~,~~ or continuation of any ~~Borrowing as, a Eurodollar Loan shall be ineffective, (ii) if any Borrowing Request (other than a request for a Borrowing at the CDOR Rate), requests a Eurodollar Loan, such Borrowing shall be made as an ABR Borrowing, and (iii) if a Borrowing is requested at the CDOR Rate, such Borrowing shall be made at the Canadian Prime Rate plus the applicable Alternative Base Rate Margin; provided~~applicable SOFR Loans or CDOR Loans (to the extent of the affected SOFR Loans, CDOR Loans or affected Interest Periods) or, failing that ~~if~~, the ~~circumstances giving rise~~Borrower will be deemed to have converted any such ~~notice affect only one Type of Borrowings~~request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans and CDOR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, ~~then~~ the ~~other Type of Borrowings~~Borrower shall ~~be permitted~~also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15.~~(c)~~ If ~~at any time~~ the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~either (i) the circumstances set forth in clause (a) of this Section 2.13 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) of this Section 2.13 have not arisen but the supervisor for the administrator of LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBO Rate shall no longer be used for determining interest rates for loans, the Administrative Agent and the Borrower shall establish an alternate rate of interest to LIBO Rate as further provided in and subject to Section 2.22 below~~“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.14 Increased Costs~~;~~, Illegality~~.~~, etc

(a) ~~If any Change in Law shall:~~In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the interest rate applicable to any SOFR Loan or CDOR Loan for any Interest Period that, by reason of any changes arising after the Effective Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such SOFR Loan or CDOR Loan; or

(ii) ~~(i)  subject~~at any time, that such Lender or other Recipient ~~to any Taxes or withholding of any nature~~shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender or other Recipient deems material with respect to ~~this Agreement, the other Loan Documents, such Lender’s Commitment~~any SOFR Loans or ~~the~~CDOR Loans (other than ~~for~~any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes~~,~~ and (C) Connection Income Taxes)~~, or~~

~~(ii) materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Recipient of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents~~ because of (x) any Change in Law since the Effective Date (including, but not limited to, a change in requirements for any reserve, ~~or~~

~~(iii) impose or increase or render applicable any~~ special deposit, ~~reserve, assessment,~~ liquidity~~, capital adequacy~~ or ~~other~~ similar requirements (~~whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder~~including any compulsory loan requirement, insurance charge or other assessment) against assets ~~held by~~of, ~~or~~ deposits ~~in~~with or for the account of, or ~~loans~~credit extended by, ~~or commitments of an office of~~ any Lender~~,~~ or other Recipient) or (y) other circumstances adversely affecting the availability of Term SOFR or the CDOR Rate; or

~~(iv) impose on any Recipient any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part;~~

~~and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.~~

(iii) at any time, that the making or continuance of any SOFR Loan or CDOR Loan has become unlawful by compliance by such Lender in good faith with any Change in Law since the Effective Date, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date that materially adversely affects the availability of SOFR or the CDOR Rate;

then, and in each such event, such Lender or other Recipient (or the Administrative Agent in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders or other Recipients). Thereafter (x) in the case of clause (i) above, the affected Type of SOFR Loans or CDOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders or other Recipients that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice of continuation or conversion given by the Borrower with respect to such Type of SOFR Loans or CDOR Loans that have not yet been incurred, converted or continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender or other Recipient, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or other Recipient shall determine) as shall be required to compensate such Lender or other Recipient for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender or other Recipient, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender or other Recipient shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.14(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any SOFR Loan or CDOR Loan is affected by the circumstances described in Section 2.14(a)(ii) or (iii), the Borrower may (and in the case of a SOFR Loan or CDOR Loan affected pursuant to Section 2.14(a)(iii) the Borrower shall) either (i) if the affected SOFR Loan or CDOR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender or other Recipient pursuant to Section 2.14(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender or other Recipient to make its requested Loan as a Base Rate Loan, or (ii) if the affected SOFR Loan or CDOR Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender or other Recipient to convert each such SOFR Loan or CDOR Loan into a Base Rate Loan; provided, however, that if more than one Lender or other Recipient is affected at any time, then all affected Lenders or other Recipients must be treated the same pursuant to this Section 2.14`(b).

(c) ~~(b)~~ If any Lender ~~or the Issuing Bank determines that~~shall have determined that after the Effective Date, any Change in Law regarding capital adequacy or liquidity ~~requirements~~by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender~~’~~’s or ~~the Issuing Bank’~~its parent corporation’s capital or ~~on the capital of such Lender’s or the Issuing Bank’s holding company, if any,~~assets as a consequence of ~~this Agreement or the Loans made by, or participations in Letters of Credit held by,~~ such Lender~~,~~’s commitments or ~~the Letters of Credit issued by the Issuing Bank,~~obligations hereunder to a level below that which such Lender or ~~the Issuing Bank or such Lender’s or the Issuing Bank’s holding company~~its parent corporation could have achieved but for such ~~Change in Law~~adoption, effectiveness, change or compliance (taking into consideration such Lender~~’~~’ s or ~~the Issuing Bank’~~its parent corporation’s policies ~~and the policies of such Lender’s or the Issuing Bank’s holding company~~ with respect to capital adequacy and liquidity), then from time to time, within 15 days after written demand by such Lender (with a copy to the Administrative Agent), the Borrower ~~will~~shall pay to such Lender ~~or the Issuing Bank, as the case may be,~~ such additional amount or amounts as will compensate such Lender or ~~the Issuing Bank or such Lender’s or the Issuing Bank’s holding company~~its parent corporation for ~~any~~ such reduction ~~suffered~~. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.14(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.14(c) upon the subsequent receipt of such notice.

(d) ~~(c)~~ A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (~~b~~c ) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Notwithstanding the foregoing, the provisions of Section 2.22 shall apply with respect to a Benchmark Transition Event.

(f) ~~(d)~~ Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

~~(e) If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate or the LIBO Rate, as applicable, or to determine or charge interest rates based upon the Adjusted LIBO Rate or the LIBO Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through Administrative Agent, the obligation of such Lender to make or maintain Eurodollar Loans shall be suspended, in each case until such Lender notifies Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice and demand from such Lender (with a copy to Administrative Agent) and subject to Section 2.18: (i) (x) all Eurodollar Loans of such Lender shall be converted to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain any such Loans, or (y) if subclause (x) is not permitted by Legal Requirement, the Borrower shall prepay all Eurodollar Loans of such Lender, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain any such Loans; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate or LIBO Rate, Administrative Agent shall during the period of such suspension compute such Adjusted LIBO Rate or LIBO Rate applicable to such Lender based on the Alternate Base Rate until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Adjusted LIBO Rate or LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Notwithstanding anything to the contrary, nothing in this clause (e) shall apply to Eurodollar Loans which accrue interest at the CDOR Rate.~~

Section 2.15 ~~Break Funding Payments~~Breakage Compensation. ~~In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the~~The Borrower shall compensate each Lender ~~for the~~upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost ~~and~~, expense ~~attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if~~or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Loans or CDOR Loans) which such Lender may sustain in connection with any~~,~~ of the following: (i) ~~the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period~~if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of SOFR Loans or CDOR Loans does not occur on a date specified therefor ~~(or,~~ in ~~the case of a failure to borrow, convert or continue, for the period~~a Notice of Borrowing or a notice of continuation or conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.14(a)); (ii) if any repayment, prepayment, conversion or continuation of any SOFR Loan or CDOR Loan occurs on a date that ~~would have been~~is not the last day of an Interest Period ~~for such Loan), over~~applicable thereto; (~~ii~~iii) ~~the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from~~if any prepayment of any of its SOFR Loans or CDOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any SOFR Loan or CDOR Loan other ~~banks in~~than on the ~~Eurodollar market. A certificate~~last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 2.19(b) or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any SOFR Loans or CDOR Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 2.19(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such ~~certificate~~request within ~~ten (~~10~~)~~ days after receipt thereof.

Section 2.16 Taxes.

(a) All payments by the Borrower or Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Legal Requirements. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower and Guarantors shall timely pay to the relevant Governmental Authority in accordance with Legal Requirements, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower and Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower or a Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.16 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(e) As soon as practicable after any payment of Taxes by a Borrower or any Guarantor to a Governmental Authority pursuant to this Section 2.16, such Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(2)(A), (ii)(2)(B) and (ii)(2)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by a Borrower or the Administrative Agent) of any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Los Angeles, California time, on the date when due, in immediately available funds in Dollars, without set-off or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, in such Alternative Currency not later than prior to 1:00 p.m., Los Angeles, California time on the dates specified herein without setoff or counterclaim. If, for any reason, the Borrower is prohibited by any Legal Requirement from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its main offices in Cleveland, Ohio, except for payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Los Angeles, California time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the Overnight Rate. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of any applicable Class and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders of each applicable Class or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders of such Class or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Except to the extent otherwise provided herein: (i) each Borrowing of Revolving Loans shall be made from the Revolving Lenders, each payment of the fees under Section 2.11(a), 2.11(b), and 2.11(e) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.08 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Loan Applicable Percentages; (ii) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 2.18, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with such respective Revolving Loan Applicable Percentages; (iii) the making of a Class of Term Loans under Section 2.01(b) shall be made from the applicable Class of Term Lenders, pro rata according to the amounts of their respective Term Commitments of such Class; (iv) each payment or prepayment of principal of a Class of Term Loans shall be made for the account of the Term Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of such Class of Term Loans held by them; (v) each payment of interest of a Class of Loans shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the respective Class of Lenders; (vi) the making, conversion and continuation of Loans of a particular Class and Type (other than conversions provided for by Section 2.14(e)) shall be made pro rata among the Lenders of such Class according to the outstanding amounts of their respective Loans of such Class and the then current Interest Period for each Lender’s portion of each such Loan of such Class and Type shall be coterminous; and (vii) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.04, shall be in accordance with their respective Revolving Loan Applicable Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lenders only (except to the extent any Revolving Lender shall have acquired and funded a participating interest in any such Swingline Loan pursuant to Section 2.04, in which case such payments shall be pro rata in accordance with such participating interests).

Section 2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, if so determined by Administrative Agent or requested by the Issuing Bank or the Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any outstanding and undrawn Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists other than a Default or Event of Default resulting directly from the Defaulting Lender’s breach of its obligations under this Credit Agreement), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists other than a Default or Event of Default resulting directly from the Defaulting Lender’s breach of its obligations under this Credit Agreement, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans or LC Disbursements were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. A Defaulting Lender: (x) shall not be entitled to receive any Unused Fee pursuant to Section 2.11 for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender); and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.11.

(iv) Reallocation of Applicable Percentages to Reduce LC Exposure. During any period in which there is a Revolving Lender that is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Revolving Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans, the “ Applicable Percentage” of each non-Defaulting Revolving Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that: (A) each such reallocation shall be given effect only if, at the date the applicable Revolving Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Revolving Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans shall not exceed the positive difference, if any, of: (1) the Revolving Commitment of such non-Defaulting Lender; minus (2) the aggregate outstanding principal amount of the Revolving Loans of such Revolving Lender. With respect to any fee payable under Section 2.11(b) or any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to Section 2.11(b), Borrower shall: (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in a Letter of Credit that have been reallocated to such non-Defaulting Lender pursuant to this clause (iv) below; (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s LC Exposure to such Defaulting Lender; and (z) not be required to pay the remaining amount of any such fee.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation in status as Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising during the period that such Lender was a Defaulting Lender.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Each Lender and the Issuing Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.14 and 2.16 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender or the Issuing Bank requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender or the Issuing Bank, as the case may be, shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans or Letters of Credit hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Acknowledgement and Consent to Bail-In of Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

Section 2.21 Extension.

(a) Revolving Loan Extension. So long as no Event of Default or Default shall be in existence on the date on which notice is given in accordance with the following clause (i) and on the Revolving Loan Maturity Date, Borrower may extend the Revolving Loan Maturity Date to March 17, 2025, upon satisfaction of the following: (i) delivery of a written request to Administrative Agent at least sixty (60) days, but no more than one hundred twenty (120) days, prior to the Revolving Loan Maturity Date then in effect; (ii) payment to Administrative Agent for the benefit of the Revolving Lenders of the extension fee set forth in Section 2.11(e), which fee shall be payable on or before the Revolving Loan Maturity Date; and (iii) payment by Borrower of all fees and expenses to Administrative Agent and the Lenders to the extent then due. Such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower.

(b) Miscellaneous. If the Revolving Loan Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Revolving Loan Maturity Date is subject to the satisfaction of each of the following additional conditions:

(i) the representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the extension request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties (i) relate to a specified date, in which case they shall be true and correct in all material respects as of such date, or (ii) are qualified by materiality, in which case, they shall be true and correct in all respects);

(ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the extension request or on the first day of the extension;

(iii) the Borrower shall be in compliance with all of the financial covenants set forth in Section 5.02 hereof both on the date on which the extension request is given to the Administrative Agent and on the first day of the extension;

(iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders, the Issuing Bank, and the Administrative Agent under the Loan Documents, including the extension fees as provided for herein;

(v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys’ fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Revolving Loan Maturity Date;

(vi) the Borrower shall have satisfied each Lender’s regulatory compliance requirements with respect to insurance diligence and requirements;

(vii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

(viii) a written acknowledgement by the Administrative Agent to Borrower indicating that all extension conditions set forth above have been satisfied.

Section 2.22 Permanent Inability to Determine Rate; Benchmark Replacement ~~Setting~~.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document ~~(and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if~~, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if~~ with a Benchmark Replacement ~~is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in each~~

~~instance notwithstanding the requirements of Section 9.02 or anything else contained herein or in any other Loan Document, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting~~. Any such amendment with respect to a Benchmark Transition Event will become effective at ~~or after~~ 5:00 p.m. ~~(New York City time)~~ on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided~~Administrative Agent has posted such proposed amendment to ~~the~~all Lenders ~~without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the ~~Majority~~Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.22 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this Section 2.22, all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 2.13 above.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders ~~in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii)~~of the implementation of any Benchmark Replacement~~, (iii)~~ and the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~. The Administrative Agent will notify the Borrower and the Lenders of the removal or reinstatement of any tenor of a Benchmark ~~pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or~~, if applicable, any Lender (or group of~~ Lenders~~)~~ pursuant to this Section ~~titled “Benchmark Replacement Setting~~2.22,~~”~~ including~~, without limitation,~~ any determination with respect to a tenor, rate or adjustment~~, or implementation of any Benchmark Replacement Conforming Changes,~~ or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action ~~or any selection~~, will be conclusive and binding ~~on all parties hereto~~ absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~to this Agreement or any other Loan Document~~hereto, except, in each case, as expressly required pursuant to this Section ~~titled “Benchmark Replacement Setting” and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto~~2.22.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if ~~the~~any then-current Benchmark is a term rate (including the Term SOFR~~, USD LIBOR or CDOR~~ Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark ~~or a Relevant Governmental Body~~ has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for ~~a Eurodollar Loan~~the applicable SOFR Borrowing or CDOR Borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans or CDOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~ABR~~Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~ABR~~Base Rate based upon ~~the~~Adjusted Term SOFR (or then-current Benchmark ~~or such tenor for such Benchmark, as applicable,~~) will not be used in any determination of ~~ABR~~Base Rate.

~~(f) Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section titled “Benchmark Replacement Setting.”~~

~~“Benchmark” means, initially, USD LIBOR or as to any Loan made in an Alternative Currency, CDOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR, CDOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section titled “Benchmark Replacement Setting.”~~

~~“Benchmark Replacement” means, for any Available Tenor (with clause (3) being applicable in the event the subject Benchmark is CDOR), except as provided below, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(1)~~	~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)~~	~~the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(3)~~

~~the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated (or Canadian dollar-denominated with respect to the Alternative Currency Borrowings) syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~	~~for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)~~

~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)~~

~~the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)~~

~~for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated (or, if applicable, Canadian dollar-denominated) syndicated credit facilities;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(1)~~

~~in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~

~~(2)~~	~~in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~

~~(3)~~

~~in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

~~(1)~~

~~a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~

~~(2)~~

~~a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~

~~(3)~~

~~a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Relevant Governmental Body announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting.”~~

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR or CDOR, the occurrence of:~~

~~(1)~~

~~(i) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)~~	~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

~~“Floor” means zero percent (0.0%).~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the Applicable Time.~~

~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto including without limitation the Alternative Reference Rates Committee.~~

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders and the Administrative Agent and the Issuing Bank that:

Section 3.01 Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) to the actual knowledge of the respective Credit Parties, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) to the actual knowledge of the respective Credit Parties, will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower’s Subsidiaries or any order of any Governmental Authority, except where such violation could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower’s Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries, except where such violation could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower’s Subsidiaries.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Parent has heretofore furnished to the (i) Lenders financial statements of the Parent and Strategic Storage Trust IV Inc. (“SST IV”) as of and for the period ending September 30, 2020 reported on by BDO USA, independent public accountants, for the Parent and SST IV; such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and of SST IV and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, and (ii) pro forma financial statements of the Parent (giving effect to the Merger) as of the Effective Date.

(b) Since September 30, 2020, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

Section 3.05 Properties.

(a) Subject to Liens permitted by Section 6.01, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and title defects disclosed to Lenders that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Subject to the property conditions reports obtained by the Property Party at the time of acquisition with respect to each Pool Property, all components of all improvements included within the Pool Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Pool Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Pool Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably would be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof, or any other part of the Pool Property, is dependent for its access, operation or utility on any land, building or other improvement not included in the Pool Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(c) To each Credit Party’s actual knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

(d) None of the Credit Parties has received any notice or has any actual knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking (except as contemplated in any approved expansion approved by Administrative Agent), at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

(e) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, no portion of any Pool Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty.

(f) There are no Persons operating or managing any Pool Property other than the Property Party and the Management Company pursuant to (i) the management agreements delivered to Administrative Agent as of the Effective Date, and (ii) such other management agreements in form and substance reasonably satisfactory to the Administrative Agent. To Borrower’s actual knowledge, no improvement or portion thereof, or any other part of any Pool Property, is dependent for its access, operation or utility on any land, building or other improvement not included in such Pool Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

Section 3.06 Intellectual Property. To the actual knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Pool Property with the Lenders acknowledging that each Pool Property will be operated under the “SmartStop” brand and marketing program and will utilize the Manager’s “processes” and “methods”, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Litigation and Environmental Matters.

(a) Except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the respective Credit Parties, threatened against or affecting any Credit Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except as disclosed in the environmental reports obtained by the Borrower or a Subsidiary at the time of acquisition with respect to each Real Property and with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) to the actual knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

(ii) to the actual knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

(iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

(iv) to the actual knowledge of Borrower, (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the actual knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit could not reasonably be expected to have a Material Adverse Effect;

(v) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the actual knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties’ Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

(vi) none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the actual knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

(vii) neither the Borrower nor any of its Subsidiaries nor, to the actual knowledge of each Credit Party, any predecessor of any Credit Party, nor to the actual knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

(viii) none of the operations of the Borrower or any of its Subsidiaries or, to the actual knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws; and

(ix) to the actual knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

Section 3.08 Compliance with Laws and Agreements. Each of the Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09 Investment and Holding Company Status. Neither any of the Credit Parties nor any of the Borrower’s Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.10 Taxes. Each Credit Party and each of the Borrower’s Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The Borrower does not have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

Section 3.12 Disclosure. The Borrower has disclosed or made available to the Lenders all Material Contracts and material corporate or other restrictions to which it or any other Credit Party or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 RESERVED.

Section 3.14 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.

Section 3.15 Subsidiaries; REIT Qualification. As of the Effective Date, the Parent has only the direct Subsidiaries listed on Schedule 3.15 attached hereto. The Borrower is a Delaware limited partnership taxed as a partnership for federal income tax purposes and, except as disclosed to Administrative Agent, each other Property Party is a Delaware limited liability company wholly-owned by the Borrower and is treated as a disregarded entity for federal income tax purposes. The Parent is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Department of Assessments and Taxation, and is in good standing under the laws of Maryland. Parent is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Parent as a real estate investment trust.

Section 3.16 Solvency. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.

Section 3.17 OFAC; Anti-Corruption Laws; PATRIOT Act. None of the Borrower, any of the other Credit Parties, any of the other Subsidiaries, or, to Borrower’s actual knowledge without any independent inquiry, any other Affiliate of the Borrower is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction, (iii) to the Borrower’s actual knowledge, without any independent inquiry, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) in violation of any Anti-Money Laundering Law in any material respect. Each of the Credit Parties and its Subsidiaries, and to the actual knowledge of the Credit Parties, without any independent inquiry, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Credit Parties use commercially reasonable efforts to maintain in effect policies and procedures designed to achieve compliance with the Anti-Corruption Laws and applicable Sanctions. No Credit Party shall knowingly permit the proceeds of any Loan or Letter of Credit: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions; or (d) to be used in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Notwithstanding the foregoing, the representations given in this Section 3.17 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

Section 3.18 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Revolving Loans and to fund any Term Loan hereunder, of the Swingline Lender to make Swingline Loans hereunder, and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the “Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Sharma, Smith & Gray, counsel for the Borrower and the other Credit Parties, and such other counsel as the Administrative Agent may approve, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Majority Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement (including each Credit Party’s compliance with Section 9.14 and other customary “know your customer” requirements) or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a Compliance Certificate and Borrowing Base Certificate, dated the date of this Agreement and signed by a Financial Officer of Parent, in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f) Simultaneous with the initial Borrowings hereunder, all amounts outstanding under the Existing Secured Debt shall be repaid in full and such Existing Secured Debt shall be terminated, with (i) any funding made or payments received by each Lender under this Agreement which is also a lender under the existing Agreement being effected on a “net” basis to reflect the outstanding balances of the Loans to be held by such Lender under this Agreement after giving effect to the initial fundings on the Effective Date, and (ii) all Liens under the Existing Secured Debt shall be released and terminated in the ordinary course after the Effective Date.

(g) The Administrative Agent shall have received copies of the Appraisal, Environmental Assessment, property condition assessments, insurance certificates and PML study, and such other due diligence information as the Administrative Agent may reasonably require for each Pool Property.

(h) [Reserved].

(i) Upon the reasonable request of any Lender, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five (5) days prior to the Effective Date to the extent requested at least ten (10) days prior to the Effective Date.

(j) At least five (5) days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(k) The Administrative Agent shall have received reasonably satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, the 2021 Merger shall have been consummated in accordance with the terms and conditions of the applicable 2021 Merger Documents therefor and all Legal Requirements.

(l) The Administrative Agent shall have received true and correct copies of all 2021 Merger Documents (with those 2021 Merger Documents which were executed on or before the Effective Date (together with the exhibits and schedules thereto to the extent finalized on or prior to such date) to be in the form so executed (and finalized)), in each case certified as such by Borrower.

(m) [reserved].

The Administrative Agent shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lenders to make a Loan hereunder on the occasion of any Borrowing, of the Swingline Lender to make Swingline Loans hereunder on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew, or extend Letters of Credit hereunder, is subject, in each case, to the satisfaction of the following conditions:

(a) The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct in all material respects (except those representations and warranties subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct on and as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or to the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) With respect to (i) any requested Borrowings, the Borrower shall have complied with Sections 2.03 or 2.04, as applicable, and (ii) the request for any issuance, amendment, renewal, or extension of a Letter of Credit, the Borrower shall have complied with Section 2.05.

(d) In the case of a Loan or Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Majority Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such credit extension to be denominated in the relevant Alternative Currency.

(e) The Administrative Agent shall have received a Borrowing Base Certificate signed by a Financial Officer of Borrower.

(f) All due diligence and additional Loan Documents related to any new Pool Property shall have been approved, executed and delivered to the Administrative Agent and the Majority Lenders.

Each Borrowing and each issuance, amendment, renewal, or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 120 days after the end of each fiscal year of the Parent, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, together with all supporting notes and schedules thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) the Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, together with all supporting notes and schedules thereto, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a Pool Property Portfolio Summary Schedule consistent with the form previously provided to the Agent, broken out by Pool Properties in the Pool, detailing or including at a minimum, the property name and address, square footage, percentage of ownership, number of units, cost basis, occupancy, annualized prior quarter Net Operating Income, and (iii) operating statements, rent roll and accounts receivable aging for each Pool Property;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of the Parent (the “Compliance Certificate”) in the form of Exhibit B attached hereto and a borrowing base certificate of a Financial Officer of the Parent (the “Borrowing Base Certificate”) in the form of Exhibit H attached hereto;

(d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary of the Parent with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02 Financial Tests. Throughout the term of this Agreement, the Parent shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter:

(a) Prior to a Security Interest Termination Event, a Consolidated Leverage Ratio no greater than sixty percent (60%);

(b) Following a Security Interest Termination Event, a Consolidated Capitalization Rate Leverage Ratio no greater than sixty percent (60%) or for a maximum of four (4) consecutive calendar quarters following a Material Acquisition, sixty five percent (65%)~~;~~ (the “Consolidated Capitalization Rate Leverage Ratio Acquisition Increase”); provided that such Consolidated Capitalization Rate Leverage Ratio Acquisition Increase may be exercised no more than three (3) times during the term of this Agreement;

(c) a Fixed Charge Coverage Ratio of not less than (a) 1.30:1.00 from the date hereof through June 30, 2022, (B) 1.40:1.00 commencing as of July 1, 2022, through June 30, 2023 and (c) 1.50:1.00 from and after July 1, 2023 through the Maturity Date;

(d) a Tangible Net Worth not at any time to be less than (i) $673,430,957.00, plus (ii) eighty percent (80%) of the Net Equity Proceeds received after the Effective Date;

(e) Following a Security Interest Termination Event, a ratio of (i) Secured Debt to (ii) Capitalization Rate Total Asset Value, not in excess of forty percent (40%) or for a maximum of four (4) consecutive calendar quarters following a Material Acquisition, forty-five percent (45%) (the “Debt to Total Asset Value Acquisition Increase”); provided that such Debt to Total Asset Value Acquisition Increase may be exercised no more than three (3) times during the term of this Agreement;

(f) A ratio of (i) Secured Recourse Indebtedness to (ii) (a) Applicable Value, of no greater than 10%, excluding recourse obligations associated with interest rate hedges, non-recourse carve out guarantees and environmental indemnitees, until due and payable;

(g) a ratio of (i) Unhedged Variable Rate Debt to (ii) Applicable Value, not in excess of thirty percent (30%);

(h) a Payout Ratio of not greater than (i) one hundred five percent (105%) commencing as of the quarter ending June 30, 2023, through March 31, 2024, and (ii) ninety five percent (95%) commencing as of the quarter ending June 30, 2024 and as of each quarter end thereafter;

(i) a minimum of $20,000,000 in Liquidity until such time as the Payout Ratio is less than or equal to 95%, and thereafter a minimum of $10,000,000.

Notwithstanding the foregoing, each of the Parent and the Borrower shall have ten (10) Business Days from the date on which any violation of the above tests shall occur in which to cure such violation, to the extent such violation can be cured with a cash payment, which 10-day cure period shall be in lieu of, and not in addition to, any other cure period provided for herein that may affect this Section 5.02. It shall be an Event of Default if Borrower fails to make such a prepayment not later than ten (10) Business Days after notice from the Administrative Agent to the Borrower requesting the payment.

Section 5.03 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):

(a) the occurrence of any Default;

(b) within five (5) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) within five (5) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02. Each Person that is a Property Party (other than the Borrower) must at all times be a wholly owned Subsidiary of the Borrower. Each Property Party shall at all times comply with all organizational formalities necessary to maintain its status as a single purpose entity and will hold itself out to creditors and the public as a legal entity separate and distinct from any other entity, provided the Pool Properties may be operated under the SmartStop Self Storage brand.

Section 5.05 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties; Insurance.

(a) The Property Parties will (i) keep and maintain all property material to the conduct of the operations of the Pool Properties in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance against such risks as are set forth below and in such amounts as are reasonably required by Administrative Agent from time to time, in each case, to the extent the failure to do so would reasonably be expected to result in a Material Adverse Effect.

(b) The Property Parties shall maintain the following insurance coverages for each of the Pool Properties in the Pool:

(i) An all-risk policy of permanent property insurance insuring the Pool Property against all risks that are commonly covered under real property insurance except those permitted by the Administrative Agent in writing to be excluded from coverage thereunder.

(ii) A boiler and machinery insurance policy covering loss or damage to all portions of the Pool Property comprised of air-conditioning and heating systems, other pressure vessels, machinery, boilers or high pressure piping.

(iii) An all-risk policy of insurance covering loss of earnings and/or rents from the Pool Property in the event that the Pool Property is not available for use or occupancy due to casualty, damage or destruction required to be covered by the policies of insurance described in (i) and (ii) above.

(iv) Commercial general liability, auto liability, umbrella or excess liability and worker’s compensation insurance against claims for bodily injury, death or property damage occurring on, in or about the Pool Property in an amount and containing terms reasonably acceptable to the Administrative Agent.

(v) Such other insurance against other insurable hazards, risks or casualties which at the time are commonly insured against in the case of owners and premises similarly situated, due regard being given to the financial condition of the Property Parties, the height and type of the Pool Property, its construction, location, use and occupancy.

(vi) All required insurance will be written on forms acceptable to the Administrative Agent and by companies having a Best’s Insurance Guide Rating of not less than A- VIII and which are otherwise acceptable to the Administrative Agent.

(c) The Property Party will pay and discharge all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any Pool Property owned by it, as they become payable and before they become delinquent and that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.07 Books and Records; Inspection Rights.

(a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.

(b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.08 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Anti-Corruption Laws and Sanctions) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.09 Use of Proceeds. The proceeds of the Loans will be used (i) as provided in Section 4.01(f) and (ii) for the refinance of the Pool Properties, costs and fees associated with the SST IV merger, and other general working capital purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.10 Fiscal Year. Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.

Section 5.11 Environmental Matters.

(a) Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) If the Administrative Agent or the Majority Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Pool Property, or Real Property adjacent to such Pool Property, which would reasonably be expected to have a Material Adverse Effect, then Borrower agrees, upon request from the Administrative Agent (which request may be delivered at the option of Administrative Agent or at the direction of Majority Lenders), to provide the Administrative Agent, at the Borrower’s expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Majority Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Majority Lenders that any Credit Party or Pool Property in material compliance with all applicable Environmental Laws.

(c) Borrower shall, and shall cause each of its Subsidiaries to, shall take such Remedial Action or other action as required by Environmental Law or any Governmental Authority except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) If the Property Party fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section, the Administrative Agent may, after notice to the Borrower, with the consent of the Majority Lenders, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Administrative Agent (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Borrower ten (10) Business Days after demand, and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Administrative Agent until the date any such sums are repaid by the Borrower. Promptly upon request, the Property Party will execute and deliver such instruments as the Administrative Agent may deem reasonably necessary to permit the Administrative Agent to take any such action, and as the Administrative Agent may require to secure all sums so advanced or paid by the Administrative Agent. If a Lien is filed against the Pool Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Property Party or for which any Property Party is responsible, resulting in the Releasing of any Hazardous Material into the waters or onto land located within or without the State where the Pool Property is located, then the Property Party will, within thirty (30) days from the date that the Property Party is first given notice that such Lien has been placed against the Pool Property (or within such shorter period of time as may be specified by the Administrative Agent if such Governmental Authority has commenced steps to cause the Pool Property to be sold pursuant to such Lien), either (i) pay the claim and remove the Lien, or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Administrative Agent and is sufficient to effect a complete discharge of such Lien on the Pool Property.

Section 5.12 Pool Property Covenants The Pool Properties shall at all times satisfy the following:

(a) There shall be no less than thirty (30) Pool Properties at any time;

(b) No greater than fifteen percent (15%) of aggregate Pool Value, may be contributed by any single Pool Property;

(c) No greater than forty percent (40%) of aggregate Pool Value, may be contributed by Pool Properties in any single Metropolitan Statistical Area;

(d) No greater than forty percent (40%) of aggregate Pool Value, may be contributed by Pool Properties located in Canada;

(e) No greater than fifteen percent (15%) of aggregate Pool Value may be contributed by Pool Properties subject to ground leases;

(f) The Pool Leverage Ratio shall not be in excess of sixty percent (60%);

(g) (i) Prior to the occurrence of a Security Interest Termination Event a Pool DSCR (A) from the date hereof until March 31, 2022, no less than 1.25:1.00, and (B) from and after April 1, 2022, no less than 1.30:1.00, and (ii) from an after the occurrence of a Security Interest Termination Event, an Unsecured Interest Coverage Ratio of no less than 2.00:1.00.

The failure of the Borrower to comply with any of the limitations set forth in Sections 5.12(b), (c), (d) or (e) shall not result in an Event of Default hereunder, but rather the amount (in each instance) in excess of the subject limitation shall be excluded when calculating the Borrowing Base Availability. The failure of the Borrower to comply with Sections 5.12(a), (f) and (g) shall constitute an Event of Default unless (i) the Borrower is able to remove or deliver additional Pool Properties as provided in Section 5.13 below, as applicable, within sixty (60) days of such occurrence and such action results in the Borrower being in compliance with the subject covenant, or (ii) as to Sections 5.12(f) and (g) only, the Borrower within ten (10) Business Days from the date on which any violation of the above tests shall occur, makes a cash payment to cure such violation, each of which cure periods shall be in lieu of, and not in addition to, any other cure period provided for herein that may affect this Section 5.12; provided further, that the cure rights granted under clause (ii) hereinabove may not be exercised more than five (5) times during the term of this Agreement.

Section 5.13 Property Pool.

(a) Pool Properties Generally. Each Real Property proposed by the Borrower as Collateral shall meet the requirements of a Pool Property and shall meet the following requirements (to the extent not duplicative of the requirements in the definition of “Pool Property”):

(i) the Administrative Agent shall have received an Appraisal with respect to the Real Property ordered by the Administrative Agent, which Appraisal shall be updated by the Borrower at the Borrower’s expense once during every twelve (12) month period; Administrative Agent shall have the right, but not the obligation, in its sole discretion, to order updated Appraisals of the Pool Properties at the Borrower’s expense at any time after the occurrence and during the continuance of an Event of Default.

(ii) a final certificate of occupancy, or the local equivalent has been issued by the appropriate Governmental Authority for all of the improvements on the Real Property;

(iii) no material deferred maintenance and no material capital improvements (greater than $750,000) are required or if required, adequate reserves, pledged to the Administrative Agent, are made therefor to continue operating as a self-storage property (or such other use as the Majority Lenders may approve), as determined by an architectural or engineering report approved by the Administrative Agent;

(iv) (1) prior to the occurrence of a Security Interest Termination Event, the Administrative Agent must have received Phase I environmental reports, together with an acceptable reliance letter if required by Administrative Agent, from third-party independent consultants for each Pool Property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions and specifying any further investigation or remedial work required to be undertaken, along with property condition reports and property zoning reports (with acceptable reliance letters) acceptable to the Administrative Agent, (2) the owner of the subject property must be able to make the representations and warranties in Sections 3.05 and 3.07 as to each Pool Property in, or to be added to, the Pool, (3) the owner of the subject Pool Property must have provided a Financing Statement, probable maximum loss study (if applicable and only prior to the Security Interest Termination Event) with a reliance letter if required by Agent, a rent roll, and all other documents required for Collateral as the Administrative Agent may require, prior to the Security Interest Termination Event, proof of casualty and liability insurance complying with this Agreement (together with an acceptable reliance letter(s)) if required by Agent, central and local Uniform Commercial Code searches, purchase agreement, and a Compliance Certificate) and in form and substance satisfactory to the Administrative Agent, (4) the Pool Property owner must have joined in, and assumed all obligations of a “Borrower” or a “Subsidiary Guarantor” under, this Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent; (5) prior to the occurrence of a Security Interest Termination Event, such owner must execute and deliver such other collateral documents with respect to the Real Property in connection with such joinder as reasonably required by and in form and substance reasonably satisfactory to Administrative Agent (including without limitation a Pledge Agreement), and (6) such owner delivering such organizational documents, directors’ or comparable resolutions, secretary’s, incumbency and like certificates, opinions of counsel and other documents as reasonably required by the Administrative Agent in connection with such joinder provided the same are consistent with the terms of this Agreement;

(v) The Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with Section 5.02 and this Section 5.12 after giving effect to such addition;

(vi) Such new Borrower or Subsidiary Guarantor shall have delivered to Administrative Agent all information that any Lender reasonably requires in order to comply with such Lender’s “know your customer” requirements and similar laws and regulations.

As of the Effective Date the Pool Property assets included in the Pool are listed on Schedule 5.12 attached hereto.

(b) Additional Pool Properties. From time to time during the term of this Agreement following the Borrower’s written request, the Administrative Agent shall accept one or more Real Properties into the Pool as Collateral upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Administrative Agent (or the Majority Lenders or each Lender, where indicated):

(i) The Borrower (or applicable Credit Party) shall have satisfied all of requirements set forth in the definition of Pool Property and in Section 5.12(a) as to such real estate.

(ii) The Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with Section 5.02 and this Section 5.12 after giving effect to such addition.

(iii) [reserved].

(iv) The owner of the Pool Property must have joined in, and assumed all obligations of a “Subsidiary Guarantor” under the Loan Documents by entering into a Joinder Agreement in the form attached hereto as Exhibit F executed by such owner and delivered to the Administrative Agent, and (b) such owner delivering such organizational documents, directors’ or comparable resolutions, secretary’s, incumbency and like certificates, and other documents as reasonably required by the Administrative Agent in connection with such joinder provided the same are consistent with the terms of this Agreement.

(v) Prior to the occurrence of a Security Interest Termination Event, the Borrower (and any other applicable Subsidiary) shall have entered into a Pledge Agreement in form and substance satisfactory to Administrative Agent with respect to the Borrower’s 100% ownership interests in the owner of the Pool Property and such other collateral documents and certificates with respect to the ownership interests in connection with such joinder as required under the Pledge Agreement.

(vi) Prior to the occurrence of the Security Interests Termination Event, an Appraisal shall have been prepared within 90 days of the date of inclusion in the Pool;

(vii) Borrower shall have delivered such information about the Pool Property including, without limitation, (a) descriptive information on the Real Property, leasing status, tenant leases, operating statements, and rent rolls, and (b) prior to the Security Interest Termination Event, an Environmental Assessment, property condition assessment, and a probable maximum loss studies (for properties in a seismic zone), and (c) such other due diligence information as the Administrative Agent may reasonably require for such Pool Property.

(viii) The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other costs and expenses incurred by Administrative Agent in connection with the additional Pool Property.

(ix) The Administrative Agent shall give the Borrower prompt written notice of its determination with respect to the admission or rejection of any Real Property as a Pool Property. To the extent that a Real Property does not meet the requirements to qualify as a Pool Property, as defined, the Borrower may nevertheless request that such Real Property be included as a Pool Property and the Majority Lenders may, in their sole and absolute discretion, agree to the acceptance of such Real Property as an additional Pool Property.

(c) Removal of a Pool Property. From time to time during the term of this Agreement following (i) Borrower’s written request (“Release Request”) and (ii) satisfaction of the Release Conditions, the Administrative Agent shall, in each case to the extent applicable, release the subject Subsidiary Guarantor(s) which has no other ownership interest in any of the remaining Pool Properties, from further payment and performance of the Loans; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Pool Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations. The “Release Conditions” are the following:

(i) Borrowing Base Compliance. The Borrower has delivered a Borrowing Base Certificate reflecting that, after giving effect to the release of the Pool Property, the total Credit Exposure will be less than or equal to the Maximum Loan Available Amount.

(ii) No Default Upon Release. No Default shall exist under this Agreement or the other Loan Documents after giving effect to the release of the Pool Property, except for any Default which is cured or remedied by the removal of such Real Property from being a Pool Property.

(iii) No Default Prior to Release. No Event of Default shall exist under this Agreement or the other Loan Documents at the time of the Release Request or after giving effect to the release of the Pool Property, including, without limitation, under Section 5.12 hereof, except for any Event of Default which is cured or remedied by the removal of such Real Property from being a Pool Property.

(iv) Payment of Fees. The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other reasonable costs and expenses incurred by Administrative Agent in connection with the release.

(v) Release from Private Placement Notes Facility. The subject Subsidiary Guarantor shall have been or shall, simultaneously with the release hereunder (which may happen automatically pursuant to the terms of the Private Placement Notes Facility), be released from the Private Placement Notes Facility.

Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions shall be deemed a rejection of the proposed Release Request and, subject to the other terms and conditions hereof as to whether any Real Property is a Pool Property, such Pool Property shall remain a Pool Property hereunder.

Provided that no Default or Event of Default has occurred and is continuing, upon the release of a Pool Property as set forth above, Administrative Agent and/or the Collateral Agent will release from the liens and security interests of the Loan Documents the Pledged Membership Interest of the owner of such Pool Property pledged hereunder, provided any amounts due under Section 2.10 arising from such release are paid in accordance with the terms thereof.

Section 5.14 Further Assurances. At any time upon the request of the Administrative Agent, each Credit Party will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

Section 5.15 Parent Covenants. The Parent will:

(a) own, directly or indirectly, all of the general partner interests in the Borrower and, once acquired, will not sell or transfer any of its limited partner interests in the Borrower (provided other limited partners may sell or transfer their respective limited partner interests, subject to compliance with Section 9.14 below);

(b) maintain management and control of each Property Party;

(c) conduct substantially all of its operations through Borrower or one or more of Borrower’s Subsidiaries;

(d) comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code; and

(e) promptly contribute to the Borrower the net proceeds of any stock sales or debt offerings.

Section 5.16 OFAC.

(a) No Credit Party is, nor shall any Credit Party be at any time, a Person with whom the Lenders are restricted from doing business under the regulations of OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(b) No Credit Party is, nor shall any Credit Party be at any time, knowingly engaged in any dealings or transactions or otherwise be associated with such Persons referenced in clause (a) above.

Section 5.17 Qualified ECP Party. Each Property Party and the Guarantor is a Qualified ECP Party.

Section 5.18 Eligible Ground Leases. With respect to any Eligible Ground Lease related to a Pool Property, the Property Party will, for so long as such Eligible Ground Lease is related to a Pool Property, perform and observe all of the terms and provisions of each such Eligible Ground Lease to be performed or observed by it, maintain each such Eligible Ground Lease in full force and effect, use its commercially reasonable efforts to enforce, in all material respects, each such Eligible Ground Lease in accordance with its terms, other than in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.19 Ownership Interests. The Borrower shall at all times own 100% of the direct and indirect ownership interests in entities that are Subsidiary Guarantors that are not subject to a Lien (other than in favor of the Administrative Agent and/or the Collateral Agent, on behalf of the Lenders and the noteholders under the Private Placement Notes Facility) in any manner and that, prior to a Security Interest Termination Event, are Collateral subject to a Pledge Agreement.

Section 5.20 Security Interest Termination. So long as no Default or Event of Default shall have occurred and be continuing, upon Borrower’s written request following the satisfaction of the Security Interest Termination Condition, Administrative Agent shall release (and, as necessary, direct the Collateral Agent to release) the Pledged Membership Interests from the lien of the Pledge Agreement and terminate the Pledge Agreements, the Financing Statements and the other documents and agreements pursuant to which the Pledged Membership Interests were made Collateral for the Loan (the “Security Interest Termination Event”) and the Pool DSCR shall no longer be applicable. Notwithstanding the foregoing, the Guaranty executed by each Subsidiary Guarantor will not be released as a result of the occurrence of the Security Interest Termination Event.

Section 5.21 Beneficial Ownership. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Section 5.22 Private Placement Notes Facility. In the event the Private Placement Notes Facility is consummated, an Intercreditor Agreement in form and substance approved by the Administrative Agent and each of the Lenders shall have been executed. Agent acknowledges that the form of the Intercreditor Agreement delivered to Administrative Agent and the Lenders in connection with the Second Amendment is deemed approved.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Liens. The Property Parties will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower (other than a Pool Property or the direct or indirect Equity Interests in any other Property Party);

(c) any Lien on any property or asset of any Subsidiary of the Borrower which Subsidiary is not a Property Party hereunder; ~~and~~

(d) Any future Lien for borrowed money on any Pool Property with respect to which the liens and security interests of the Loan Documents are released in accordance with Section 5.12(c); and

(e) Any Lien on any property or asset of the Borrower or any Subsidiary of the Borrower pursuant to the Private Placement Note Documents.

Section 6.02 Fundamental Changes. Neither the Parent, the Borrower nor any other Property Party will:

(a) Subject to Section 6.02(c) below, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of any Property Party or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, Borrower in a transaction in which Borrower or the Parent is the surviving entity, or if the Borrower or the Parent is not the surviving entity, no Change of Control shall have occurred as a result of such merger; (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and (vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.03. Borrower may propose for consideration the transfer of ownership interests in all or a portion of the Pool Properties in connection with the issuance or transfer of any Equity Interests to a joint venture partner. Any such transfer shall be subject to the approval of the Majority Lenders in their reasonable discretion;

(b) engage to any material extent in any business other than the ownership, development, operation and management, or advisory or sponsoring services, primarily of self-storage facilities or entities that primarily own self-storage facilities, and businesses reasonably related thereto, except as allowed by Section 6.03; or

(c) Without limiting the foregoing, prior to any sale, merger or transfer of any property or partnership interest in excess of fifteen percent (15%) of Applicable Value during any 12-month period, Borrower will provide written notice of such intended transaction to the Administrative Agent at least fifteen (15) Business Days prior to the intended closing date of such transaction, and provide a compliance certificate evidencing compliance with all financial covenants set forth in this Agreement after giving effect thereto. Any proposed merger which will result in an increase in Applicable Value by twenty five percent (25%) or more ~~or~~and in which Borrower or Parent will not be the surviving entity will require approval in advance by the Required Lenders.

Section  6.03

~~Section 6.03~~ Investments, Loans, Advances and Acquisitions. The Parent will not and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness (subject to Section 6.09 below) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments directly or indirectly in Real Property operated primarily as self-storage facilities, including, for the avoidance of doubt, any merger (subject to the provisions of Section 6.02) or similar transaction, by which the Parent or the Borrower acquire, directly or indirectly, self-storage facilities;

(c) investments directly or indirectly in unimproved land not to exceed five percent (5%) of the Total Asset Value;

(d) investments directly or indirectly in construction and development projects not to exceed ten percent (10%) of the Applicable Value;

(e) investments constituting mortgage loans on real estate (directly or indirectly) which are primarily self-storage facilities not to exceed five percent (5%) of the Applicable Value; and

(f) any purchase or acquisition, directly or indirectly, of any such capital stock, evidence of indebtedness, or other securities of, or other investment in, a Person which is not a wholly owned Subsidiary of the Borrower, or any assets of any other Person constituting a business unit, and any loan or advance to any other Person where the amount of such loan or advance or the value of such purchase or acquisition does not exceed fifteen percent (15%) of the Applicable Value immediately before such loan, advance, purchase or acquisition.

provided that the aggregate value of the investments described in Subsections (c) through (f) above shall not exceed twenty five percent (25%) of the Applicable Value; any breach of the investment restriction set forth above shall not constitute an Event of Default hereunder, but shall result in the exclusion of such Excess Amount when calculating Applicable Value.

Section 6.04 Hedging Agreements. Neither the Parent nor the Borrower will, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than the existing Hedging Agreement entered into with the Administrative Agent and other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. ~~If~~Prior to a Security Interest Termination Event, if Borrower enters into any Hedging Agreement to mitigate its risks under this Agreement, Borrower shall simultaneously collaterally assign such Hedging Agreement to Administrative Agent for the benefit of the Lenders. Such assignment shall create a first priority lien in favor of the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.05 Restricted Payments. The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by the Parent required to comply with Section 5.15(d) and avoid any and all income or excise Taxes; (b) provided no Event of Default is in existence, Restricted Payments made by the Parent or the Borrower to its equity holders, including, but not limited to (i) with respect to the existing rights, preferences or privileges of any class of equity securities currently outstanding, or (ii) in connection with the existing redemption and dividend reinvestment plans; provided, that, until the earlier of (x) the Security Interest Termination Event and (y) two (2) years from the date of this Agreement, Parent shall not pay any cash dividends to its common stockholders in excess of $0.60 per share per annum (subject to proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate reduction or increase to such common stock), which such restriction shall only apply to cash dividends declared by Parent and not apply to any non-cash dividends, including, but not limited to, stock dividends; and (c) Restricted Payments declared and paid ratably by Subsidiaries to Borrower and/or Parent with respect to their capital stock or equity interest; provided that notwithstanding the foregoing, the Parent may issue warrants, options and other equity securities evidencing ownership interests and rights in the Parent.

Section 6.06 Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.05, (d) any loan or advance or any purchase or acquisition of assets permitted by Section 6.03(f), (e) arrangements entered into with respect to any sponsorship and fund advisory services of the Parent, the Borrower or any Subsidiary of the Parent, including, for the avoidance of doubt, any transaction with an Affiliate that would otherwise be permitted pursuant to Sections 6.02 or 6.03, (f), payment of distributions paid to any Credit Party derived from any and all property insurance premiums made by tenants in storage facilities managed, operated or owned by any Credit Party and (g) any matter, transaction or arrangement disclosed in any report, proxy statement or other material filed by the Parent, the Borrower or any Subsidiary of the Parent with the Securities and Exchange Commission prior to the Effective Date.

Section 6.07 Parent Negative Covenants. The Parent will not (a) own any Property other than the ownership interests in Borrower, and other assets with no more than $20,000,000.00 in value; or (b) give or allow any Lien on the ownership interests of the Borrower.

Section 6.08 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or as otherwise approved by the Administrative Agent, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness ~~and~~, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (v) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to any merger or similar transaction.

Section 6.09 Indebtedness. Neither the Borrower, the Guarantor nor any Property Party shall, without the prior written consent of the Administrative Agent, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness, except: (a) Indebtedness under this Agreement; (b) Indebtedness to Administrative Agent; (c) Indebtedness under any Hedging Obligations or any Hedging Agreements permitted by Section 6.04 hereof, (d) Indebtedness of the Borrower or the Parent whose recourse is solely for so-called “bad-boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under a lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by a Subsidiary or Guarantor, or the holders of beneficial or ownership interests in a Subsidiary or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by a Subsidiary or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to a Property; (v) voluntary or involuntary bankruptcy by a Subsidiary or any Guarantor; and (vi) any environmental matter(s) affecting any Property which is introduced or caused by a Subsidiary or any Guarantor or any holder of a beneficial or ownership interest in a Subsidiary or any Guarantor; (e) Indebtedness of the Borrower and/or the Parent provided that they shall remain in compliance with the provisions of Section 5.01, Section 5.12(f) and Section 5.12 (g) after giving effect to the incurrence of such Indebtedness; (f) Indebtedness for trade payables and operating expenses incurred in the ordinary course of business; ~~and~~ (g) Indebtedness under any standard environmental indemnity; and (h) Indebtedness under the Private Placement Notes Facility. Nothing contained herein shall be deemed to prohibit or prevent a Subsidiary of the Parent or of the Borrower which is not a Property Party from assuming or incurring any Indebtedness in connection with any investment allowed under Section 6.03 above. Borrower shall use its best efforts to cause all future non-recourse carve-out guarantees and standard environmental indemnities on first mortgage or other property-related loans incurred by Subsidiaries to be provided by the Parent, but in no event shall any such guaranty or indemnity be provided by any Property Party other than the Borrower.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of more than three Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such interest payment or fee);

(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Articles V or VI other than Sections 5.02, 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11;

(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not curable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for thirty (30) days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h) any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000.00 shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

(j) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(k) the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect except with respect to the release of a Guarantor in accordance with the terms of this Agreement;

(l) prior to the Security Interest Termination Event, any Credit Party shall default under any Material Contract;

(m) any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(n) any provision of any Loan Document with respect to the Collateral shall for any reason ceases to be valid and binding on, enforceable against, any Credit Party resulting in a Material Adverse Effect, or any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(o) a Change in Control shall occur;

(p) (i) prior to the Security Interest Termination Event, any Credit Party shall fail to make any principal or interest payment when due beyond any applicable notice or cure period or otherwise defaults under any recourse indebtedness for borrowed money (including Hedging Obligations), (ii) from and after the Security Interest Termination Event, any Credit Party shall fail to make any principal or interest payment when due beyond any applicable notice or cure period or otherwise defaults under any recourse indebtedness (including Hedging Obligations) in an aggregate amount equal to or greater than $25,000,000 at any time, ~~or~~ (iii) the Parent or any of its Subsidiaries shall fail to make any principal or interest payment when due beyond any applicable notice or cure period or otherwise defaults under any non-recourse indebtedness (including Hedging Obligations) in an aggregate amount equal to or greater than $75,000,000 at any time, or (iv) prior to the Security Interest Termination Event, the occurrence of any event of default as defined in the Private Placement Note Documents; or

(q) there occurs any event of default under any Hedging Obligations secured by any Collateral.

then, and in every such event (other than an event described in clause (f) (subject to the cure period provided for therein), (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (f) (subject to the cure period provided for therein), (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Credit Parties (including amounts in any pledged accounts), such monies shall be distributed for application as follows:

(i) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent and the Collateral Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Administrative Agent and the Collateral Agent in accordance with the terms of the Loan Documents to protect or preserve the Collateral or in connection with the collection of such monies by the Administrative Agent or Collateral Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent and the Collateral Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent and the Collateral Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent and the Collateral Agent or the Lenders to such monies;

(ii) Second, to the payment of, or (as the case may be) the reimbursement of the Issuing Bank and the Lenders, ratably among them, for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Issuing Bank and the Lenders in accordance with the terms of the Loan Documents;

(iii) Third, to the extent not refinanced by Revolving Loans hereunder, to the payment of all Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) owed to the Swingline Lender in respect of the Swingline Loans;

(iv) Fourth, to all other Obligations (including any obligations with respect to any Hedging Obligations, interest, expenses or other obligations incurred after the commencement of a bankruptcy) in the following order:

(1) To any other fees and expenses due to the Lenders under the Loan Documents until paid in full;

(2) Pro rata, payment of accrued and unpaid interest on all Loans and Hedging Obligations, until paid in full;

(3) pro rata, to (A) payments of unpaid principal of all Loans to be paid to the Lenders equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons until paid in full and (B) payment of Hedging Obligations; and

(4) to payment of all other amounts due under any of the Loan Documents to be applied for the ratable benefit of the Administrative Agent and/or the Lenders until paid in full;

(v) Fifth, to the Administrative Agent for the account of the Issuing Bank, as cash collateral for any outstanding Letters of Credit

(vi) Sixth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto, each of which may be exercised by KeyBank in its capacity as Collateral Agent to the extent an Intercreditor Agreement shall be executed. In the event of conflicting instructions or notices given to the Borrower by the Administrative Agent and any Lender, the Borrower is hereby directed and shall rely conclusively on the instruction or notice given by the Administrative Agent.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, with the exception of specific notices given to it in its capacity as Administrative Agent hereunder. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, the Issuing Bank, or a Lender or the Administrative Agent otherwise has actual knowledge of such Default, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent agrees that, in fulfilling its duties hereunder, it will use the same standard of care it utilizes in servicing loans for its own account.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank, and the Borrower, and may be removed by the Majority Lenders in the event of the Administrative Agent’s gross negligence or willful misconduct. Any such resignation or removal may at the Administrative Agent’s option also constitute the Administrative Agent’s resignation as Issuing Bank. Upon any such resignation or removal, the Majority Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor Administrative Agent and, if applicable, Issuing Bank (subject to the provisions of Section 2.05(i)). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent and, if applicable, Issuing Bank, which shall be a Lender, or a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent and, if applicable, Issuing Bank, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and, if applicable, Issuing Bank, and the retiring Administrative Agent and, if applicable, Issuing Bank, shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent for its own behalf shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and Issuing Bank. If the resigning or removed Administrative Agent shall also resign as the Issuing Bank, such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Bank, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit. The Administrative Agent shall cooperate with any successor Administrative Agent in fulfilling its duties hereunder.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

The Administrative Agent and the Collateral Agent are authorized to enter into the Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Intercreditor Agreement approved by the Required Lenders), and the Lenders acknowledge that the Intercreditor Agreement will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Intercreditor Agreement) and to subject the Liens on the Collateral securing the Obligations to the provisions of the Intercreditor Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to the Borrower in care of SmartStop Self Storage REIT Inc., at 10 Terrace Road, Ladera Ranch, California 92694, Attention: H. Michael Schwartz (Telephone No. (949) 429-6600 and email: ~~hms@sam.com~~hms@smartstop.com); copies to: Nicholas Look (Telephone No. (949) 429-6600 and email: ~~nlook@smartstop.com~~nlook@smartstop.com); James Barry (Telephone No. (949) 429-6600 and email: ~~jbarry@smartstop.com~~jbarry@smartstop.com ); Hilary Shalla (Telephone No. (714) 755-8122 and email: ~~hilary.shalla@lw.com~~hilary.shalla@lw.com ); and Pablo Clarke (Telephone No. (213) 891-7987 and email: ~~pablo.clarke@lw.com~~pablo.clarke@lw.com ).

(b) if to the Administrative Agent, to KeyBank, National Association, 225 Franklin Street, 16th floor, Boston, Massachusetts 02110, Attention: Christopher T. Neil, (Telephone No. (617) 385-6202 and email: christopher_t_neil@keybank.com; and

(c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. In addition to the foregoing delivery methods, all notices and other communications provided for herein shall also be delivered via email to the email addresses provided above or otherwise provided or changed in accordance with this Section 9.01.

Documents and notices required to be delivered to the Lenders pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent). Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, no document shall be deemed to have been electronically delivered to the Administrative Agent or to any Lender unless such Internet or intranet website is set up to automatically deliver notice of postings thereon to the email address(es) that the Administrative Agent or such Lender may specify.

Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders and Issuing Bank materials and/or information provided by or on behalf of Borrower and the other Credit Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent, Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Equity Interests. Parent and Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent and Borrower shall be deemed to have authorized Administrative Agent, Lead Arrangers, Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent and Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Legal Requirements, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its Equity Interests for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Borrower, any Lender, Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom. Similarly, each Lender acknowledges that the Credit Parties do not control the posting to, or operation of, the Platform. Accordingly, the obligation of any Credit Parties under this Article are solely to identify and properly mark materials as “PUBLIC” where applicable.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, Issuing Bank, or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal, or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, Issuing Bank, or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified, nor may any Event of Default be waived except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase or reduce (except in accordance with Section 2.08(b)) the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or 2.17(c), or the proceeds waterfall provisions of Article VII, in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Majority Lenders”, “Majority Class Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Credit Party from its obligations under the Loan Documents or, release of any Pool Property, except as specifically provided for herein, without the written consent of each Lender, (vii) subordinate the Loans without the written consent of each Lender, (viii) waive or modify any conditions of extending the Loans set forth in Section 2.21 without the written consent of each Lender affected thereby, (ix) modify the definition of “Revolving Loan Maturity Date” (except in accordance with Section 2.21), or extend the expiry date of any Letter of Credit beyond the Revolving Loan Maturity Date (except in accordance with Section 2.05(c)) without the written consent of each Revolving Lender, or (xi) amend the definition of “Alternative Currency” or any of the related defined terms or the currency in which the Commitments are denominated or the provisions governing the currency in which the Loans or Letters of Credit are denominated; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any term of this Agreement or of any other Loan Document relating to the rights or obligations of any particular Class of Lenders, and not any Lenders of another Class, may be amended, and the performance or observance by Borrower or any other Credit Party of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Majority Class Lenders of the applicable Class or all Lenders of such Class directly and adversely affected thereby, as applicable (and, in the case of an amendment to any Loan Document, the written consent of each Credit Party a party thereto).

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor shall there be any waiver, forgiveness or reduction of the principal amount of any Obligations owing to such Defaulting Lender, without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d) Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Majority Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with the Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof and Administrative Agent shall promptly provide the Lenders with a copy of any such modification.

(e) If Administrative Agent shall request in writing the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such written request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request, provided no such deemed consent shall apply to any matters described in Sections 9.02(b)(i) through (ix).

(f) Notwithstanding any provision of this Agreement to the contrary none of the Lenders or the existing Borrower will be required to execute assumption or amendment documents to add a Person as a Borrower or as a Subsidiary Guarantor. If Real Property assets are added to the Pool in accordance with this Agreement and the owner is not already a Borrower or Subsidiary Guarantor, then such owner may be added as a Borrower or Subsidiary Guarantor as required by Section 5.12 pursuant to a Joinder Agreement in the form attached hereto as Exhibit F executed by such owner and delivered to the Administrative Agent~~, and in each case Borrower, Guarantor, such owner and the Administrative Agent will enter into an amendment to the Environmental Indemnity~~.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and/or the Collateral Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and/or the Collateral Agent, in connection with the closing of the credit facilities provided for herein (including any and all due diligence performed in connection therewith), the syndication of the credit facilities provided for herein, the preparation of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all mortgage taxes and other charges incurred or required to be paid by the Administrative Agent and/or the ~~Administrative~~Collateral Agent in connection with the Loan Documents, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred (including any Appraisal costs) during any waivers, workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment, or the breach of this Agreement by the Indemnitee, including without limitation, the failure of the Indemnitee to make advances pursuant to its Commitment in breach of its obligations hereunder.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank, or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank, or the Swingline Lender, as applicable, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank, or the Swingline Lender, as applicable, in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit, or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to a natural Person, any Credit Party or any Affiliate or Subsidiary of any Credit Party) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee, and (ii) such consent shall be deemed granted unless Borrower objects within ten (10 Business Days of a receipt of written notice of the proposed assignment;

(B) the Issuing Bank; and

(C) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

Provided, no consent of the Borrower or Administrative Agent or Issuing Bank shall be required in connection with any assignment to an entity acquiring, or merging with, a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing and such consent shall not be unreasonably withheld;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment of the Class assigned;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which may effect simultaneous assignments of Loans and Commitments of more than one Class), together with a processing and recordation fee of $3,500.00; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Issuing Bank, the Swingline Lender, or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Bank, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) Borrower’s obligations hereunder shall not be increased. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except in the case of a Participant asserting any right of set-off pursuant to Section 9.08, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) A Participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower and each other Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and the Collateral Agent and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17(f) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Joint and Several.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c) Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) To the extent such representations, warranties, covenants, agreements, obligations and liabilities are not performed by Borrower, the Guarantor and each Person constituting the Credit Parties shall be bound jointly and severally with one another to make, keep, observe and perform the representations, warranties, covenants, agreements, obligations and liabilities imposed by this Agreement and the other Loan Documents upon the “Borrower” or any other Credit Party.

(e) Each Credit Party agrees that it shall never be entitled to be subrogated to any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s rights against any Credit Party or other Person or any collateral or offset rights held by the Administrative Agent, the Collateral Agent, the Issuing Bank, or the Lenders for payment of the Loans or reimbursement of LC Disbursement until the full and final payment of the Loans and all LC Disbursements, the expiration or termination of all Letters of Credit, and the full and final payment of all other obligations incurred under the Loan Documents and final termination of the Lenders’ obligations, if any, to make further advances under this Agreement or to provide any other financial accommodations to any Credit Party. The value of the consideration received and to be received by each Credit Party is reasonably worth at least as much as the liability and obligation of each Credit Party incurred or arising under the Loan Documents. Each Credit Party has determined that such liability and obligation may reasonably be expected to substantially benefit each Credit Party directly or indirectly. Each Credit Party has had full and complete access to the underlying papers relating to the Loans and the Letters of Credit and all of the Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents. Each Credit Party is fully informed of all circumstances which bear upon the risks of executing the Loan Documents and which a diligent inquiry would reveal. Each Credit Party has adequate means to obtain from each other Credit Party on a continuing basis information concerning such other Credit Party’s financial condition, and is not depending on the Administrative Agent, the Issuing Bank, or the Lenders to provide such information, now or in the future. Each Credit Party agrees that neither the Administrative Agent, the Issuing Bank, nor any of the Lenders shall have any obligation to advise or notify any Credit Party or to provide any Credit Party with any data or information regarding any other Credit Party.

(f) Keepwell. Each Credit Party that is a Qualified ECP Party at the time that this Agreement becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Credit Party”) to honor all of its obligations under this Agreement and the other Loan Documents in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party’s obligations and undertakings under this Section 9.06(f) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of any Borrower (general or special, time or demand, provisional or final), at any time held and other obligations at any time owing by such Lender, the Issuing Bank, or Affiliate to or for the credit or the account of a Credit Party against any of and all the obligations of the Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or the Issuing Bank, as applicable, shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and the Issuing Bank agrees promptly to notify the Borrower after any such setoff and application made by such Lender or the Issuing Bank, as applicable, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the foregoing choice of law, provisions of Federal law and the law of such other jurisdiction(s) shall apply in defining the terms Hazardous Materials, Environmental Laws and Legal Requirements applicable to the Pool Property as such terms are used in this Agreement~~, the Environmental Indemnity~~ and the other Loan Documents.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in (other than a competitor of Borrower or Guarantor), any of its rights or obligations under this Agreement; provided that such prospective assignee or participant shall agree to destroy or return all such Information if it does not become a Lender or Participant hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank, or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or subsequently becomes publicly available other than as a result of a disclosure of such information by the Administrative Agent, the Issuing Bank, or any Lender; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Interest Rate Limitation. If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the “Maximum Rate”), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed such Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by the Lenders. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to the Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

Section 9.14 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of the Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the PATRIOT Act. As requested by any Lender, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Credit Party.

Section 9.15 Fiduciary Duty/No Conflicts.

The Administrative Agent, the Issuing Bank, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender Party is acting hereunder solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto in its capacity as a Lender Party.

Section 9.16 ERISA Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that the Administrative Agent and the Borrower are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or Borrower under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guaranty, mortgage, or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

As used in this Section  ~~9.18~~9.17 the following terms shall have the definitions set forth below:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.18 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person (other than a Credit Party) who has received funds on behalf of a Lender (any such Lender or other recipient other than a Credit Party (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this §9.18 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof)

was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment ; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two (2) Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this §9.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this §9.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to §9.18(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9.04, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Credit Party; provided that this §9.18(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Credit Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any the Obligations hereunder.

(f) To the extent permitted by applicable Legal Requirements, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this §9.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to clause (e) above, no Credit Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this §9.18 in respect of any Erroneous Payment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

SMARTSTOP OP, L.P.
a Delaware limited partnership

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, its General Partner

By:
	Name:	H. Michael Schwartz
	Title:	Chief Executive ~~Chairman~~Officer

[Signature Page to Credit Agreement]

The Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.01, 5.02, 5.14, 5.16, 5.17, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.09, 9.05, 9.08, 9.09, 9.10, and 9.15 of this Agreement.

SMARTSTOP SELF STORAGE REIT, INC.,
a Maryland corporation

By:
Name:	H. Michael Schwartz
Title:	Chief Executive ~~Chairman~~Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

KEYBANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Issuing Bank, and a Lender

By:
Name:	Christopher T. Neil
Title:	Senior Banker

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

BANK OF MONTREAL,
as a Lender

By:
Name:	Jonas L. Robinson
Title:	Vice President

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

CITIBANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:	Ricky Nahal
Title:	Director

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

~~BARCLAYS BANK PLC,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

[Signature Page to Credit Agreement]

~~Signature page to Credit Agreement with SmartStop OP, L.P.~~

CITIZENS BANK, N.A.,
as a Lender

By:
Name:	Brian D. Waldron
Title:	Senior Vice President

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:	David C. Drouillard
Title:	Senior Vice President

[Signature Page to Credit Agreement]

Signature page to Credit Agreement with SmartStop OP, L.P.

TRUIST BANK,
as a Lender

By:
Name:	Ryan Almond
Title:	Director

[Signature Page to Credit Agreement]